UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant	[ ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

WIRELESS TELECOM GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WIRELESS TELECOM GROUP, INC.

25 Eastmans Road

Parsippany, NJ 07054

(973) 386-9696

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 3, 2021

To the Shareholders of Wireless Telecom Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), will be held on Thursday June 3, 2021 at 8:00 a.m., Eastern Time (the “Meeting”). Due to the continuing coronavirus pandemic and so that we may support the health and well-being of our employees and shareholders, the board of directors has directed that the Meeting be held as a “virtual meeting” via live webcast so long as permissible under New Jersey law.

As of the date of this notice, there is in effect a state of emergency declared by the Governor of the State of New Jersey related to the coronavirus pandemic. This allows the Company to hold a virtual annual meeting of shareholders. You will be able to attend the Meeting virtually and to vote and submit questions during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/WTT2021 and entering the 16-digit control number provided in these proxy materials.

We are actively monitoring the situation surrounding the coronavirus pandemic and we are sensitive to the public health and travel concerns of our shareholders. If it is not then legally permissible to hold a completely virtual Meeting under New Jersey law (because there is not then a state of emergency in effect in New Jersey), we will announce alternative arrangements for the Meeting as promptly as practicable, which may include holding the Meeting as a “hybrid” meeting, meaning that the Meeting will be held in person with concurrent participation by remote means for shareholders who are not physically present. Any such change will be announced, including via press release and website posting, as well as any required filing of additional proxy materials with the Securities and Exchange Commission.

The Meeting is being held for the following purposes:

1.	Election of seven directors named in the accompanying Proxy Statement to serve for a one-year term and until their respective successors are elected and qualified;

2.	Approval of the 2021 Long-Term Incentive Plan;

3.	Approval of an advisory vote on the Company’s executive compensation;

4.	Ratification of the selection of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.	Transaction of such other business as may properly come before the Meeting and any adjournment thereof.

The close of business on April 16, 2021 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

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Regardless of whether you choose to attend the virtual Meeting, we encourage you to vote prior to the Meeting by completing, dating, signing and returning the proxy card sent to you, or by voting online or by telephone, following the instructions contained on the proxy card. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the virtual Meeting and to vote your shares at the Meeting. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date, or (iii) voting at the Meeting. Participation at the Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Michael Kandell, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054.

By	Order of the Board of Directors,

/s/ Michael Kandell
Michael Kandell
Secretary

Dated: April 22, 2021

Important Notice Regarding the Availability of Proxy Materials For the June 3, 2021 Shareholder Meeting: The Company’s notice of annual meeting of shareholders, proxy statement and Annual Report are available on the internet at http://www.proxyvote.com.

PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS. WE RECOMMEND THAT YOU SUBMIT YOUR PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE. YOUR VOTE VERY IS IMPORTANT TO US.

Internet	Telephone	Mail	Webcast

Visit the Web site noted on your proxy card.	Use the toll-free telephone number on your proxy card.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Participate in the meeting and vote electronically at www.virtualshareholdermeeting.com/WTT2021.

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WIRELESS TELECOM GROUP, INC.

25 Eastmans Road

Parsippany, NJ 07054

(973) 386-9696

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 3, 2021

This proxy statement and accompanying proxy card are furnished in connection with the solicitation by the board of directors of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), of proxies in the enclosed form for the Annual Meeting of Shareholders (the “Meeting”) on Thursday June 3, 2021 at 8:00 a.m. Eastern Time and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The persons named in the enclosed proxy form will vote the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for which they are appointed in accordance with the directions of the shareholders appointing them. The date on which this proxy statement and the accompanying form of proxy will first be mailed to the Company’s shareholders is April 23, 2021. Copies of the Company’s Annual Report to Shareholders containing audited financial statements of the Company for the fiscal year ended December 31, 2020, are being mailed together with this proxy statement to all shareholders entitled to notice of and to vote at the Meeting.

SUMMARY

This summary highlights information contained in the proxy statement. It does not include all of the information that you should consider prior to voting, and we encourage you to read the entire document prior to voting.

Shareholders are being asked to vote on the following matters at the 2021 Meeting:

Our Board’s Recommendation
ITEM 1. Election of Directors

Our board of directors and the Nominating and Corporate Governance Committee of the board believe that the seven director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to our management and effectively oversee the business and the long-term interests of our shareholders.	FOR each Director Nominee

ITEM 2. Approval of the 2021 Long-Term Incentive Plan

Our board of directors approved the 2021 Long-Term Inventive Plan (the “Plan”) on April 15, 2021. The Plan, if approved, will provide for the granting of equity-based awards to officers, employees, directors, and other service providers of the Company. The board believes the adoption of this plan is in the best interest of the Company and its shareholders in order to help stimulate the efforts of our employees, directors and other service providers toward the continued long-term success of the Company.

FOR

ITEM 3. Advisory Vote to Approve Executive Compensation

We seek a non-binding advisory vote to approve the compensation of our named executive officers as described in the Executive Compensation section of the Proxy Statement beginning on page 18. The board values our shareholders’ opinions, and the Compensation Committee of the board will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

ITEM 4. Ratification of the Appointment of PKF O’Connor Davies, LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee of the board believes that the retention of PKF O’Connor Davies, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is in the best interest of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.	FOR

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QUESTIONS AND ANSWERS ABOUT THE VIRTUAL MEETING AND VOTING

How can I participate in the Virtual Meeting?

It is our intention that this year our Meeting will be a completely virtual meeting. There will be no physical meeting location. Our board of directors has directed this in light of the continuing public health impact of the coronavirus (COVID-19) pandemic and the related ongoing state of emergency declared in New Jersey. The Meeting will be a completely virtual meeting so long as permitted by New Jersey law. See below “What if the Company is not permitted to have a completely virtual meeting?” for further information.

To participate in the Meeting, visit www.virtualshareholdermeeting.com/WTT2021 and enter the 16-digit control number included on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:30 a.m., Eastern Time (“ET”), on June 3, 2021. The Meeting will begin promptly at 8:00 a.m. ET on June 3, 2021.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plug-ins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question, during the Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/WTT2021, and follow the instructions in the virtual meeting platform for submitting a question. Questions pertinent to meeting matters will be answered during the Meeting, subject to time constraints.

If you encounter any technical difficulties with the virtual meeting platform on the Meeting day either during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform log in page.

Who is entitled to vote at the Meeting?

You are entitled to vote at the Meeting if you owned shares of our Common Stock as of the close of business on April 16, 2021 (the “Record Date”). Each share of our Common Stock entitles the holder of such share on the Record Date to one vote on each matter submitted to the shareholders at the Meeting.

On the Record Date, there were 21,676,499 shares of Common Stock outstanding and entitled to be voted at the Meeting. A complete list of shareholders of record entitled to vote at the Meeting will be available for inspection by any shareholder for any purpose germane to the Meeting at the Meeting.

The presence, virtually or by proxy, of the holders of a majority of the voting power of our outstanding stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. A quorum is required for the Company’s shareholders to conduct business at the Meeting.

How do I vote at the Virtual Meeting?

If you own Common Stock and your shares are registered directly in your name, then you are the “record holder” of the shares, and you may vote your shares before the Meeting by following the instructions on your proxy card, or you may vote your shares at the Meeting by completing a ballot online during the Meeting through the virtual shareholder meeting platform at www.virtualshareholdermeeting.com/WTT2021. If your shares are held in the name of your brokerage firm, bank or other nominee, then you are considered the “beneficial owner” of shares held in street name, and you should receive instructions from your brokerage firm, bank or other nominee that must be followed in order for your shares to be voted based on your instructions. Brokerage firms, banks and other nominees typically have a process for their beneficial holders to provide voting instructions online or by telephone. If you hold your shares in street name and wish to vote at the virtual Meeting, please obtain instructions on how to vote at the Meeting from your broker, bank or other nominee.

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If you are a shareholder of record there are four ways to vote:

Voting by Mail. By signing the proxy card and returning it in the postage-prepaid and addressed envelope enclosed with these proxy materials, you are authorizing the individuals named on the proxy card to vote your shares at the Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Meeting virtually so that your shares will be voted even if you later find yourself unable to attend the Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive to ensure that all of your shares are voted.

Voting at the Virtual Meeting. If you plan to attend the virtual Meeting and to vote during the Meeting, we will provide you with an online ballot during the Meeting through the virtual shareholder meeting platform at www.virtualshareholdermeeting.com/WTT2021. To vote at the meeting, please follow the instructions on your proxy card. We recommend you vote by proxy even if you plan to attend the Meeting. You can always change your vote at the meeting.

Voting by Telephone. To vote by telephone, please follow the voting instructions and use the toll-free telephone number on your proxy card. If you are a record holder and you vote by telephone, you do not need to complete and mail a proxy card.

Voting Online. If you wish to vote your shares online, please follow the instructions included on your proxy card. If you are a record holder and you vote online, you do not need to complete and mail a proxy card.

How to vote if you are a “beneficial owner” of shares held in street name:

Shares that are held in a brokerage account in the name of the broker or by a bank or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, or other nominee. If you hold your shares in street name and wish to vote at the Meeting, please obtain instructions on how to vote at the meeting from your broker, bank, or other nominee.

Can I change my vote?

Any shareholder of record delivering a proxy has the power to change or revoke it at any time before it is voted by: (i) filing written notice of such revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date, or (iii) voting at the Meeting. Please note, however, that any beneficial owner of our Common Stock whose shares are held in street name may (a) revoke his or her proxy and (b) attend and vote his or her shares at the virtual Meeting only in accordance with applicable rules and procedures that may then be employed by such beneficial owner’s brokerage firm or bank.

What Proposals am I being asked to vote on at the Virtual Annual Meeting and what is required to approve each proposal?

You are being asked to vote on three proposals:

●	Proposal 1 – Election of seven proposed nominees as directors;

●	Proposal 2 – Approval of the 2021 Long-Term Incentive Plan;

●	Proposal 3 – Approval, in a non-binding advisory vote, of the Company’s executive compensation; and

●	Proposal 4 – Ratification of the appointment of our independent registered public accounting firm.

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In voting with regard to Proposal 1, you may vote in favor of each nominee, withhold authority to vote in favor of one or more nominees, or abstain from voting. Directors will be elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Meeting and entitled to vote on Proposal 1, provided a quorum is present.

In voting with regard to Proposal 2, you may vote in favor of the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 2 is a majority of the voting power of our shares present virtually or represented by proxy at the Meeting and entitled to vote on Proposal 2, provided a quorum is present.

In voting with regard to Proposal 3, you may vote in favor of the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 3 is a majority of the voting power of our shares present virtually or represented by proxy at the Meeting and entitled to vote on Proposal 3, provided a quorum is present.

In voting with regard to Proposal 4, you may vote in favor of the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 4 is a majority of the voting power of our shares present virtually or represented by proxy at the Meeting and entitled to vote on Proposal 4, provided a quorum is present.

Effect of Abstentions. If a shareholder abstains from voting, those shares will be counted only for purposes of determining whether a quorum is present. Abstentions will not be considered in determining the number of votes cast on a particular matter.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Meeting other than those stated in this proxy statement. If any other matters are properly brought before the Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

What happens if I don’t return my proxy card or vote my shares?

If you hold your shares directly, your shares will not be voted if you do not return your proxy card, vote online or by telephone prior to the Meeting, or vote online at the virtual Meeting. If your shares are held in the name of a bank or brokerage firm (i.e., in “street name”) and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion for proposals which are considered “routine” proposals. Proposal 4, the ratification of the appointment of our independent registered public accounting firm, is considered a routine proposal, and therefore we do not expect any “broker non-votes” (as defined below) on Proposal 4.

Brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker for “non-routine” proposals which are considered “non-discretionary” (i.e., a “broker non-vote”). Proposals 1, 2 and 3 are non-routine and non-discretionary proposals. Broker non-votes will be counted for the purpose of determining if a quorum is present but will not be considered as shares entitled to vote on Proposals 1, 2 and 3. Broker non-votes will have no effect on the outcome of those proposals.

What happens if I sign, date and return my proxy card but do not specify how to vote my shares?

If a signed proxy card is received which does not specify a vote or an abstention, then the shares represented by that proxy card will be voted FOR the election of all seven director nominees, FOR the approval of the adoption of the 2021 Long-Term Incentive Plan, FOR the approval of the Company’s executive compensation, and FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2021.

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Who pays for the cost of this proxy solicitation?

We will bear the cost of preparing, printing and filing the proxy statement and related proxy materials. In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees, in person and/or by telephone, email and facsimile. Our directors, officers and other employees will not receive compensation for such services other than regular director or employee compensation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

What if the Company is not permitted to have a completely virtual annual meeting?

As indicated above, as of the date of this proxy statement, there is in effect a state of emergency declared by the Governor of the State of New Jersey related to the coronavirus (COVID-19) pandemic. Under New Jersey law as of the date of this proxy statement, a New Jersey corporation, like the Company, may hold a completely virtual annual meeting of shareholders during a state of emergency declared by the Governor. In the event that the Company learns that there will not be a state of emergency at the time of the Meeting and the Meeting is not otherwise permitted to be held virtually under New Jersey law, the Company will announce alternative arrangements for the Meeting as promptly as practicable. The alternative arrangements may include holding the Meeting as a “hybrid” meeting, meaning that the Meeting will be held in person with concurrent participation by remote means for shareholders who are not physically present. Even at a hybrid meeting, shareholders participating by remote means will be able to submit questions during the Meeting, as described above, and to vote at the Meeting, as described above. Any change from a completely virtual meeting will be announced, including via press release and website posting, as well as any required filing of additional proxy materials with the Securities and Exchange Commission.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s By-laws provide that the Company’s board of directors shall consist of up to nine members. The number of directors constituting the Company’s board of directors, as determined by the Company’s board of directors, is currently fixed at nine and will, as of the date and time of the Meeting, be reduced to seven. As previously disclosed, Joseph M. Manko Jr. and Joseph Garrity advised the Nominating and Corporate Governance Committee that they did not wish to be nominated for re-election to the board. Accordingly, at the meeting, the Company’s shareholders will be asked to vote for the election of seven nominees to serve on the Company’s board of directors for a one year term and until their respective successors are elected and qualified. Shareholders may not vote for a greater number of persons than the number of nominees named.

If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company. Proxies can be voted only for persons who are nominated in accordance with applicable law and the procedures set forth in the Company’s By-laws. Management has no reason to believe that any of the nominees named below will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxies may be voted for such substitute nominees as the Company’s board of directors may designate.

Director Nominees and Executive Officers of the Company

Set forth below is information as of April 1, 2021 with respect to each of the current directors and executive officers of the Company. All directors, except Ms. Fritzsche and Mr. Gibson, are currently serving one year terms and were previously elected by the shareholders. Ms. Fritzsche was appointed as a director by the board of directors on December 18, 2020 to fill a vacancy on the board and to serve until the 2021 annual meeting of shareholders. Mr. Gibson was appointed as a director and Vice Chairman of the Board on April 1, 2021 to fill a vacancy on the board and to serve until the 2021 annual meeting of shareholders.

Name	Age	Position(s)
Alan L. Bazaar	51	Chairman of the Board
C. Scott Gibson	69	Vice Chairman of the Board
Mitchell Herbets	64	Director
Michael Millegan	62	Director
Allan D.L. Weinstein	50	Director
Jennifer Fritzsche	50	Director
Timothy Whelan	55	Director, Chief Executive Officer
Michael Kandell	46	Chief Financial Officer and Secretary
Alfred Rodriguez	45	Chief Revenue Officer
Daniel Monopoli	40	Chief Technology Officer

Alan L. Bazaar became a director of the Company in June 2013 and was elected Chairman of the board of directors in April 2014. Mr. Bazaar is currently the Chief Executive Officer of Hollow Brook Wealth Management LLC, a position he has held since November 2013, where he is responsible for firm-wide operations, investment research, and portfolio management. Mr. Bazaar served as a director of PDL BioPharma Inc., a public company engaged in development of innovative therapeutics and healthcare technologies from February 2020 until March 2021. Mr. Bazaar served as a director of Hudson Global Inc. from June 2015 to May 2019 and a director of Sparton Corp. from May 2016 until the completion of its sale in March 2019. Mr. Bazaar served as a director of LoJack Corporation from March 2015 until the completion of its sale in March 2016. Mr. Bazaar was formerly a director of NTS and served from December 2012 until the completion of its sale in June 2014. From 2004 until April 2008, Mr. Bazaar served as a director of Media Sciences International, Inc., which manufactured and distributed business color printer supplies and industrial ink applications in the United States. From July 1999 until December 2009, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all elements of due diligence. Previously, Mr. Bazaar served as a director of Airco Industries, Inc., a privately held manufacturer of aerospace products, and was employed by Arthur Andersen LLP in the Assurance and Financial Buyer’s Practices group and in the Business Fraud and Investigation Services Unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Master of Business Administration from the Stern School of Business at New York University. Mr. Bazaar is also a Certified Public Accountant (“CPA”). Mr. Bazaar’s successful track record as an accomplished business leader with significant experience as Chief Executive Officer and service on public company boards qualifies him to serve on the Company’s board of directors.

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Jennifer Fritzsche became a director of the Company on December 18, 2020. Ms. Fritzche is a managing director of Greenhill & Co., a leading independent investment bank focused on providing financial advice globally on significant mergers, acquisitions, restructurings, financings and capital raisings to leading corporations, partnerships, institutions and governments across a number of industries. Ms. Fritzsche served as Chief Financial Officer and director of Canopy Spectrum, LLC, a company focused on the wireless spectrum space, from July 2020 until April 2021. Prior to July 2020, Ms. Fritzsche served as Managing Director and Senior Equity Analyst at Wells Fargo Securities for 25 years where she focused on the telecommunications services, cable, data center and tower sectors. While at Wells Fargo, Ms. Fritzche received top rankings from Institutional Investor in the communications infrastructure space every year from 2017 through 2020. Mr. Fritzsche has made numerous media appearances and has often been a guest on Bloomberg and CNBC and speaks at many telecommunications regulatory seminars and industry and trade conferences. On October 28, 2020, Ms. Fritzsche joined the board of directors of Dycom Industries, Inc., a publicly held leading provider of specialty contracting services throughout the U.S. Additionally, Ms. Fritzsche is a Senior Fellow at Georgetown University’s McDonough School of Business. Ms. Fritzsche holds a Bachelor’s degree in History from the College of Holy Cross and a Master of Business Administration from the D’ Amore-McKim School of Business at Northeastern University. Ms. Fritzsche’s experience as a senior equity analyst in the telecommunications sector qualifies her to serve on the Company’s board of directors.

C. Scott Gibson became a director and Vice Chairman of the board of directors of the Company on April 1, 2021. For more than the last five years, he has served on public company boards as his full-time profession. From January 1983 through February 1992, Mr. Gibson co-founded and served as President, and Co-CEO of Sequent Computer Systems, Inc. (“Sequent”), a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Beginning in March 1992, Mr. Gibson served as a Director for several public and private high technology companies. Since May 2020, Mr. Gibson has served as the Chair of the Board of Directors of Northwest Natural Holding Company (a public company), a provider of water and wastewater distribution and natural gas services and has been an independent member of the Board of Directors of Pixelworks, Inc (a public company), a provider of video and pixel processing semiconductors and software, since May 2002. Within the past five years, Mr. Gibson also served on the Board of Directors of RadiSys Corporation (a public company), and TriQuint Semiconductor, Inc. (a public company), which subsequently merged with RF Micro Devices, Inc., and became Qorvo, Inc. in January 2015. Mr. Gibson served on the Board of Directors of Qorvo, Inc., a public company, until October 2019. Mr. Gibson serves as Trustee of the St. John’s Health, and the Community Foundation of Jackson Hole. Mr. Gibson holds a Bachelor of Science in electrical engineering and Master of Business administration degrees from the University of Illinois. Mr. Gibson was awarded the NACD Board Fellow credential in January 2017. Mr. Gibson’s semiconductor expertise, experience with telecommunications software and systems and overall experience in the high-technology industry provide him with a deep understanding of our business. Mr. Gibson’s significant experience as a director of other public companies provides him with a current working knowledge of business and economic trends that affect our industry.

Mitchell Herbets became a director of the Company in June 2015. Mr. Herbets currently serves as Chairman of Thales Defense and Security, Inc., a global technology company that provides advanced technology equipment to the U.S. defense and federal technology markets. In February 2018, Mr. Herbets became Chairman of Photonis Defense, Inc., a privately held technology company specializing in photo sensor imaging. In June 2019 he become the Chairman of Orolia Defense and Security Inc., a privately held global leader in position, navigation and timing technology. From 2000 to 2010, Mr. Herbets served as the President & CEO of Thales. He joined Thales in 1987 and served in a number of senior executive positions, including leadership roles in program management, engineering, and business development prior to serving as CEO. Prior to joining Thales, Mr. Herbets’ career included four years of service with the U.S. Army with the final rank of Captain. He holds a Bachelor’s degree in Electrical Engineering from Lehigh University and a Master’s in Business Administration from George Washington University. Mr. Herbets’ experience as the CEO of a technology company, in addition to his significant technical expertise in wireless communications and his background in the defense industry, qualifies him to serve on the Company’s board of directors.

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Michael Millegan became a director of the Company on November 13, 2016. Mr. Millegan was President of Verizon Global Wholesale group, a business unit of Verizon Communications, where he focused on global carrier, wireless and cable company network requirements from 2007 until his retirement in December 2013. During this time, he served as a member of the Verizon Leadership Committee which focused on operational performance. Prior to that, Mr. Millegan was Senior Vice President/Market President for Verizon’s Midwest Operations and Senior Vice President Enterprise/Wholesale business unit, which focused on over 300 large enterprise customers. Mr. Millegan also led the Logistics/Supply Chain business unit as the Senior Vice President from 2000 to 2004. Mr. Millegan served on the advisory board of FINSPHERE, a leader in mobile identity authentication enabling financial institutions and mobile network operators to protect against credit card fraud. In addition, Mr. Millegan is an advisor to WINDPACT, an innovative sports technology company developing protective gear to minimize sports related concussive head trauma. In 2021, Mr. Millegan joined the board of directors of Coresite Realty Corporation, a publicly held provider of secure, reliable, high-performance data center, cloud and interconnection solutions. Mr. Millegan serves on the board of directors of the Virginia Mason Foundation, a division of the Virginia Mason Health System responsible for enhancing the level of philanthropic support of Virginia Mason Health System. Additionally, Mr. Millegan is a member of the board of directors of Portland General Electric, one of the largest public utilities in the pacific northwest as well as Vettd, a company that develops AI-based software solutions for the human resource industry. He holds a Bachelor’s and Master’s degree in Business Administration from Angelo State University. Mr. Millegan’s experience as an executive at Verizon and advisor to multiple technology companies qualifies him to serve on the Company’s board of directors.

Allan D.L. Weinstein became a director of the Company on November 9, 2016. Mr. Weinstein is the co-founder and Managing Partner of Gainline Capital Partners LP., a private equity firm. Prior to co-founding Gainline in 2015, he was a Managing Partner of CAI Private Equity, a private equity firm, which he joined in 2012. While at CAI, Mr. Weinstein served on the firm’s Investment Committee and was a partner in CAI’s management company. Before joining CAI, Mr. Weinstein was a Managing Director at New York-based private equity firm Lincolnshire Management, Inc., where he was employed for nearly 18 years. Among other responsibilities at Lincolnshire, he served as interim Chief Financial Officer of a portfolio company and led a transaction that in 2007 won Private Equity Deal of the Year from the Los Angeles Venture Association. Mr. Weinstein began his career with Fleet Bank, and he has served as a director or officer of numerous privately held companies, including CSAT Solutions, Prince Sports, Bankruptcy Management Solutions and Shred-Tech Corporation, Inc. He is currently on the board of directors of iES-Mach, a privately held company providing grid relationship management software and demand response services to large commercial energy consumers, Southern Motion, Inc. a privately held leader in design and innovation in motion furniture, SourceHOV Tax, LLC, dba Source Advisors, a privately held company providing tax incentive solutions to middle-market companies through the United States and Galaxy Universal, LLC, a privately held company leading vertically integrated brand owner, brand manager and sourcing in the global outdoor and athletic industry. Mr. Weinstein has a Bachelor’s degree in History and Economics from Vassar College. Mr. Weinstein’s experience in private equity and service on boards of multiple companies qualifies him to serve on the Company’s board of directors.

Timothy Whelan was appointed Chief Executive Officer of the Company effective June 30, 2016, and has served as a director of the Company since March 2015. Before assuming the role of the Company’s CEO, Mr. Whelan was Managing Director of Echo Financial Business Consulting Group, a privately held financial and operational consulting firm he co-founded in February 2014. Mr. Whelan served as President and Chief Operating Officer of IPC Systems, Inc., a company that provides and services voice communication systems for the financial services industry, from 2009 to 2013. Mr. Whelan served as Executive Vice President and Chief Financial Officer of IPC Acquisition Corp./IPC Systems Holdings Corp. from 2001 to 2009 and also served as its Principal Accounting Officer from 2001 to 2009. From July 2000 to December 2001, Mr. Whelan served as Divisional Chief Financial Officer of Global Crossing’s Financial Markets division. From May 1999 to June 2000, Mr. Whelan served as Vice President of Finance at IPC Information Systems, Inc. and IXnet. Mr. Whelan is a Certified Public Accountant and previously worked for Ernst & Young from 1992 to 1999. He previously spent four years as a U.S. Naval Officer. Mr. Whelan is currently a director of the NY Metropolitan chapter of the USO. He has a Bachelor of Science degree in Accounting from Villanova University. Mr. Whelan’s significant tenure as a chief financial officer and chief operating officer, his experience managing all aspects of the financial management of a company, as well as his experience in IT services, technology and telecommunications industries, qualify him to serve on the Company’s board of directors.

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Michael Kandell was appointed to serve as Chief Financial Officer effective January 2, 2017. Prior to joining the Company and beginning in 2010, Mr. Kandell worked at Avaya, Inc., a multinational technology company specializing primarily in unified communication and contact center products and services, where he most recently served as Senior Director of Accounting. Prior to Avaya, Mr. Kandell worked at Precision Partners, Inc., an advanced manufacturing and engineering services company, from 2006 to 2010 as assistant corporate controller and, prior to that, from 1997 to 2004 at Ernst & Young LLP in various roles in the audit and assurance practice. He received his Bachelor of Science degree in accounting from College of New Jersey. Mr. Kandell is a Certified Public Accountant.

Daniel Monopoli was appointed to serve as Chief Technology Officer effective June 30, 2017. Prior to that appointment, Mr. Monopoli had most recently served as General Manager of the Company’s Test and Measurement segment serving in that capacity since September 2015. Prior to joining the Company Mr. Monopoli held various positions of increasing responsibility at Teledyne LeCroy, a leading provider of test and measurement solutions in the telecommunications industry, from July 2002 to April 2015. Mr. Monopoli holds a Master of Business Administration from Columbia University, Master of Engineering in Electrical Engineering degree from Stevens Institute of Technology and a Bachelor of Science in Electrical Engineering from Binghamton University.

Alfred Rodriguez was appointed to serve as Chief Revenue Officer on August 4, 2020. Prior to joining the Company, Mr. Rodriguez spent 17 years at Xilinx, serving as a designer and developer of programmable devices and associated technologies, in a variety of sales, business development and engineering roles. He also worked in sales roles at ST Microelectronics and Cavium, Inc. Mr. Rodriguez holds a Bachelor of Science degree in Electrical Engineering and a Master of Business Administration from the University of California, Davis.

There are no family relationships among any of the directors or executive officers of the Company.

Independence of Directors

We apply the standards of the NYSE American exchange (the “NYSE American” or the “New York Stock Exchange”), the stock exchange upon which our Common Stock is listed, and, where applicable, SEC rules, for determining the independence of the members of our board of directors and board committees. The Company’s board of directors has determined that all of the Company’s directors, except Mr. Whelan, are currently “independent” in accordance with the applicable listing standards of the New York Stock Exchange and, where applicable, SEC rules, as currently in effect. Under applicable New York Stock Exchange rules, Mr. Whelan is not considered independent because he presently serves as the Company’s CEO. The board of directors considered the relationship of Alan Bazaar to Hollow Brook Wealth Management LLC, an 8.6% shareholder of the Company, as well as Mr. Bazaar’s beneficial ownership of the Company’s shares. As of April 16, 2021, Mr. Bazaar may be deemed to beneficially own 10.2% of the Company’s outstanding Common Stock, which includes the shares held by Hollow Brook Wealth Management LLC. The board concluded, consistent with the guidance of the New York Stock Exchange, that this significant stock ownership did not adversely affect Mr. Bazaar’s independence from management. The board also determined that, notwithstanding his significant beneficial ownership, Mr. Bazaar meets the additional independence requirements for members of the Audit Committee under applicable SEC rules. There were no other relationships between the Company and any of the other directors to be considered by the board in its independence determinations.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2020, the Company’s board of directors held twenty-five meetings. The board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2020, the Audit Committee held six meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held three meetings. During the fiscal year ended December 31, 2020, no director attended fewer than 75% of the aggregate of the total number of meetings of the Company’s board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Company’s board of directors on which he served (held during the period that he served).

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Corporate Governance Guidelines and Committees of the Board of Directors

Our board of directors maintains a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities.

The Company’s board of directors has also adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each charter is available on the Company’s website at www.wirelesstelecomgroup.com by first clicking on the tab “Investor Relations” then clicking on the tab “Corporate Governance” and then the appropriate link for each committee charter. Except to the extent expressly stated otherwise, information contained on or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this proxy statement.

The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee provides assistance to the board of directors with respect to its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, independent auditor’s qualifications and independence and performance.

The Audit Committee approves all engagements of any independent public accounting firm by the Company to render audit or non-audit services. Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm. During our fiscal year ended December 31, 2020, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

During the fiscal year ended December 31, 2020, the members of the Audit Committee were Messrs. Joseph Garrity (Chair), Alan L. Bazaar and Allan D.L. Weinstein.

The Company’s board of directors determined that each of Messrs. Bazaar, Garrity and Weinstein met the independence criteria set forth in the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”), for audit committee membership. The board of directors has also determined that all current members of the Audit Committee possess the level of financial literacy required by applicable rules of the New York Stock Exchange and the SEC. The Company’s board of directors has determined that Mr. Garrity is qualified as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K.

The purpose of the Compensation Committee is to carry out the overall responsibility of the board of directors relating to the compensation of the Company’s officers and directors and compensation policies, plans and programs. The members of the Compensation Committee during the fiscal year ended December 31, 2020 were Messrs. Millegan (Chair), Herbets, and Weinstein. Joseph Manko was appointed to the Compensation Committee on November 6, 2019. The board of directors has determined that each of Messrs. Millegan (Chair), Herbets, Weinstein, and Manko is currently independent for purposes of the applicable New York Stock Exchange rules.

The Nominating and Corporate Governance Committee is responsible for establishing criteria for the selection of directors, identifying qualified candidates, recommending the slate of nominees for election to the board and overseeing matters of general corporate governance, including evaluation of the performance and practices of the Company’s board of directors. It is also within the charter of the Nominating and Corporate Governance Committee to review the Company’s management succession plans and executive resources. The members of the Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2020 were Messrs. Bazaar (Chair), Millegan and Garrity. The board of directors has determined that each of Messrs. Bazaar, Millegan and Garrity are currently independent for purposes of the applicable New York Stock Exchange rules.

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On April 1, 2021, the Company formed the Board Strategy Oversight Committee. This committee will assist management and the board in overseeing the development and implementation of the Company’s overall strategies, activities and initiatives relating to research and development, product development and the technology roadmaps of the Company’s products and services and will make related recommendations to the board. The members of the Board Strategy Oversight Committee are Messrs. Gibson (Chair), Millegan and Herbets and the charter is available on the Company’s website at www.wirelesstelecomgroup.com by first clicking on the tab “Investor Relations” then clicking on the tab “Corporate Governance”.

Code of Business Conduct and Ethics

The Company’s board of directors has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s website at www.wirelesstelecomgroup.com. Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board of directors and will be promptly disclosed to the Company’s shareholders on its website. In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC in accordance with the requirements thereof.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors. The Company’s board of directors determines whether the Nominating and Corporate Governance Committee shall make director nominations as a committee or make recommendations to the board of directors with respect to director nominations. In selecting candidates for appointment, election or re-election to the board of directors, the Nominating and Corporate Governance Committee considers the following criteria:

●	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.

●	Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The committee may also seek directors who are widely recognized as leaders in the fields of technology, wireless systems, or business generally, including those who have received awards and honors in their field.

●	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.

●	Fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

●	Ability to critically and independently evaluate business issues, contributing diverse perspectives or viewpoints, and making practical and mature judgments.

●	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.

●	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its shareholders.

Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of the directors to be appointed to serve as members of the committees of the board, including the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under New York Stock Exchange rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

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If the Nominating and Corporate Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, the Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates and will consider recommendations from the Company’s directors and officers.

Shareholder Nominations of Directors

Shareholders may nominate persons for election to our board of directors at a meeting of shareholders in the manner provided in our By-laws, which include a requirement to comply with certain notice procedures. Nominations shall be made pursuant to written notice addressed to our principal executive offices set forth on page 1 of this proxy statement, and for the Annual Meeting of Shareholders in 2022, must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2021 Annual Meeting of Shareholders, or no later than March 5, 2022 and no earlier than February 3, 2022.

Board Leadership Structure and Role in Risk Oversight

The board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing the appropriate level of risk for the Company. The board of directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, operational risks and financial risks, among others. The board of directors also delegates oversight to board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of the Company’s financial statements, internal control over financial reporting, and the independence of the Company’s independent registered public accounting firm. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department. The Audit Committee also assists the board of directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department and independent registered public accounting firm to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Conduct and by directly monitoring the Company’s whistleblower hotline.

The Compensation Committee participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy as is further described in the Executive Compensation section below. The Company believes its compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, leadership structure and membership on the committees of the board of directors.

The Company separates the roles of CEO and Chairman of the board of directors in recognition of the differences between the two roles. Additionally, having an independent director serve as the Chairman of the board of directors is an important aspect of the Company’s corporate governance policies. All of the members of the board of directors are “independent” within the standards of the New York Stock Exchange, except Mr. Whelan, our CEO. Our board of directors receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our board of directors maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our board of directors believes this division of responsibility is an effective approach for addressing the risks we face. The independent members of our board of directors, as defined by SEC rules and New York Stock Exchange listing standards, meet in executive sessions in conjunction with regularly scheduled quarterly board meetings. Mr. Alan Bazaar presided over the executive sessions in 2020.

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Communications by Shareholders with Directors

The Company encourages shareholder communications to the Company’s board of directors and/or individual directors. Shareholders who wish to communicate with the Company’s board of directors or an individual director should send their communications to the director(s) care of Timothy Whelan, Chief Executive Officer, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054; or Fax: (973) 386-9191. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee. Mr. Whelan will maintain a log of such communications and will transmit as soon as practicable such communications to either the Chairman of the Audit Committee or the Chairman of the Nominating and Corporate Governance Committee, as applicable, or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Whelan.

Director Attendance at Annual Meetings

The Company will make every effort to schedule its annual meeting of shareholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All of our directors attended the Company’s 2020 annual meeting of shareholders. All directors are expected to attend the Meeting.

Vote Required and Recommendation of the Company’s Board of Directors

If a quorum is present at the Meeting, the seven nominees for director receiving the highest number of votes cast “FOR” will be elected as directors of the Company, each to serve a one-year term and until their respective successors are elected and qualified.

The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above to the Company’s board of directors. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

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AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors, as defined in the listing standards of the NYSE American and the rules of the SEC, and operates under a written charter adopted by the board of directors. The current members of the Company’s Audit Committee are Joseph Garrity, Alan L. Bazaar and Allan D.L. Weinstein.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2020. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020:

1.	The Audit Committee reviewed and discussed the audited financial statements with management;

2.	The Audit Committee discussed with PKF O’Connor Davies, LLP (“PKF”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

3.	The Audit Committee received and reviewed the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence and satisfied itself as to the auditor’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

AUDIT COMMITTEE

Joseph Garrity
Alan L. Bazaar
Allan D.L. Weinstein

Dated: April 22, 2021

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EXECUTIVE COMPENSATION

Overview

The goal of our executive compensation program is the same as our goal for operating the Company: to create long-term value for our shareholders. Toward this goal, we have designed and implemented our compensation programs for our named executive officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary and bonuses, equity incentive compensation, retirement and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the Company. Our named executive officers for 2020 were Mr. Whelan, Mr. Kandell and Mr. Monopoli.

Compensation Objectives

Performance. Key elements of compensation that depend on the named executive officer’s performance include:

●	a discretionary cash bonus that is based on an assessment of his performance against pre-determined quantitative and qualitative measures within the context of the Company’s overall performance; and

●	equity incentive compensation in the form of stock options and restricted stock, which may be subject to performance objectives and continued service by the executive with the Company.

Base salary and bonus are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our equity incentive compensation is focused on motivating and challenging each named executive officer to achieve superior, longer-term, sustained results.

Alignment. We seek to align the interests of the named executive officers with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term shareholder value. These may include revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities, total shareholder return and adjusted earnings before interest, taxes, depreciation expense, amortization expense and other non-recurring expenses (“Adjusted EBITDA”). We believe that our equity incentive compensation awards align the interests of the named executive officers with the interests of our shareholders because we have structured the vesting of the awards to vest over time or based on achievement of key financial measurements and the total realized value of the awards are designed to correspond to stock price appreciation.

Retention. We attempt to retain our executives by using continued service as part of the vesting terms of our equity compensation awards.

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Implementing Our Objectives

Determining Compensation. Our Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against predetermined established goals, relating to leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for the named executive officers include:

●	key financial measurements such as revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities, total shareholder return and Adjusted EBITDA;

●	strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

●	promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers;

●	achieving specific operational goals for the Company, including improved productivity, simplification and risk management;

●	achieving excellence in their organizational structure and among their employees; and

●	supporting our values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as commitment to community leadership and diversity.

We generally do not adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements. We consider competitive market compensation paid by other companies, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics, including elements intended to reflect the performance of our shares. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Role of Compensation Committee and CEO. The Compensation Committee of our board has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executive officers. The Compensation Committee evaluates the performance of the CEO and recommends to all independent directors the CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other named executive officers and the Compensation Committee determines their compensation, based on initial recommendations from the CEO. The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

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Role of Compensation Consultants. We did not use the services of any compensation consultant in matters affecting senior executive or director compensation in 2020 or 2019. However, we have engaged with compensation consultants in the past and either the Company or the Compensation Committee may engage or seek the advice of compensation consultants in the future.

Equity Grant Practices. The exercise price of each stock option awarded to our named executive officers under our current long-term equity incentive plan is the closing price of our stock on the date of grant. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. We prohibit the re-pricing of stock options. Restricted stock awards for our named executive officers and our stock option awards typically provide for vesting over a requisite service period or when performance targets, pre-determined by our board are achieved. The vesting structure of our equity grants is intended to further our goal of executive retention by providing an incentive to our senior executives to remain in our employ during the vesting period.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as it deems appropriate and permissible in accordance with applicable law. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Measures Used to Achieve Compensation Objectives

Annual Cash Compensation

Base salary. Base salaries for our named executive officers depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the Company. Base salaries are reviewed approximately every 12 months but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of the Company’s stated objectives. This strategy is consistent with the Company’s primary intent of offering compensation that, in significant part, is contingent on the achievement of performance objectives.

Bonus. In April 2015, the Compensation Committee adopted an Officer Incentive Compensation Plan, or the Bonus Plan. The Bonus Plan is an incentive program designed to (i) attract, retain and motivate the executives required to manage the Company, (ii) promote the achievement of rigorous but realistic annual financial goals and (iii) encourage intensive fact-based business planning. The Compensation Committee is authorized to interpret the Bonus Plan, establish, amend or rescind any rules and regulations relating to the Bonus Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan.

Pursuant to the terms of the Bonus Plan, the Compensation Committee has the authority to select the Company’s employees that are eligible to participate in the Bonus Plan, who are referred to as participants. Each participant will be assigned a target award that is expressed (i) as a specified maximum bonus amount of cash, (ii) as a percentage of base salary as in effect on the first day of the applicable fiscal year or (iii) in such other manner as determined by the Compensation Committee. The Bonus Plan affords the Compensation Committee the full power and authority to establish the terms and conditions of any award and to waive any such terms or conditions at any time.

The payment of a target award is conditioned on the achievement of certain performance goals established by the Compensation Committee with respect to a participant. Bonuses paid under the Bonus Plan, if any, are based upon an annual performance period, corresponding to each fiscal year. For each performance period, participants are eligible to receive a potential bonus payment based on the participant’s and the Company’s achievement, respectively, of individual management objectives and corporate financial performance elements. Under certain circumstances, the Compensation Committee is authorized to adjust or modify the calculation of any performance goal set for a participant. Furthermore, the Compensation Committee determines the amount of the award for the applicable performance period for each participant. Under the terms of the Bonus Plan, the Compensation Committee also retains the right to reduce the amount of or totally eliminate an award to a participant if it determines that such a reduction or elimination is appropriate.

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Awards under the Bonus Plan, if any, will be distributed in lump sum cash payments following the Compensation Committee’s determination of such award. All payments under the Bonus Plan are contingent on satisfactory service through the last date of any applicable performance period, except as described in the Bonus Plan in the event of termination due to death, disability or retirement.

The Company paid no bonuses to the named executive officers for 2020 or 2019.

Equity Awards

The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our shareholders’ and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options or restricted stock when making award decisions. Equity-based awards are made pursuant to the Company’s equity incentive plan. Our current equity-based employee compensation plan, the 2012 Incentive Compensation Plan, which we refer to as the 2012 Plan, was initially approved by our shareholders in June 2012, and subsequently amended by the Company and ratified and approved by our shareholders in 2014 to provide for additional shares of Common Stock for future grants under the plan. We regard the 2012 Plan as a key retention tool. Retention serves as a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with an award.

The Compensation Committee considers cost to the Company in determining the form of award and, as a result, typically grants stock options and restricted shares. In determining the size of an option or restricted stock grant to a named executive officer, both upon initial hire and on an ongoing basis, our Compensation Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by other officers and individual contribution to corporate performance. Although there is no set target ownership level for options or stock, the Compensation Committee recognizes that the equity based component ensures additional focus by the named executive officers on stock price performance and enhances executive retention. The exercise price of stock options is typically tied to the fair market value of our Common Stock on the date of grant, but could be set at a higher price if deemed appropriate, and such options typically vest either when performance targets, pre-determined by our Compensation Committee, are achieved, or over a requisite service period.

There is no set formula for the granting of awards to individual executives or employees. The number of options and shares of restricted stock awarded may vary up or down from year-to-year.

Equity incentive compensation is based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our stock.

In April 2020 Timothy Whelan, Michael Kandell and Daniel Monopoli were each granted 100,000 incentive stock options at an exercise price of $1.50 per share. The options vest cumulatively in four equal installments upon achievement of consolidated revenue targets. In August of 2020 Alfred Rodriguez was granted 150,000 incentive stock options as an exercise price of $1.20 per share that vest upon achievement of consolidated revenue targets. Additionally, Mr. Rodriguez was granted 50,000 shares of restricted stock which vest in equal annual installments over four years. See Note 1 to the “Summary Compensation Table” below for additional information regarding these options. We believe that the vesting schedules of equity awards granted in 2020 aid the Company in motivating and retaining our named executive officers and provides shareholder value.

There were no equity grants to any of our named executive officers in 2019.

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Employment Agreement with CEO

In connection with our retention of Timothy Whelan as Chief Executive Officer on June 30, 2016, the Company entered into an Employment Agreement with Mr. Whelan. The Employment Agreement has a term of one year with automatic renewals for successive one-year periods, unless either the Company or Mr. Whelan gives notice that such party is electing to not extend the term. Under the Employment Agreement, Mr. Whelan was originally entitled to an initial base salary of $275,000 per annum for his services as Chief Executive Officer, which is to be reviewed annually and may be adjusted by the Compensation Committee or the Board in their sole discretion. On June 5, 2017, the Compensation Committee recommended, and the Board approved an extension of the Mr. Whelan’s Employment Agreement for an additional four year term at a base annual salary of $325,000 and the issuance of an option to purchase 200,000 shares which vest in sixteen equal quarterly installments over four years. Additionally, Mr. Whelan is eligible to receive an annual cash incentive award as determined by the Compensation Committee.

Under the Employment Agreement, Mr. Whelan is entitled to at least four weeks of paid vacation per annum and general expense reimbursement for business and travel related expenses incurred in the performance of his duties. The Agreement provides that Mr. Whelan also is entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs and arrangements as are made generally available from time to time to senior executives of the Company.

If Mr. Whelan’s employment is terminated by the Company without cause, upon a change of control or by Mr. Whelan for good reason (as such terms are defined in the Employment Agreement), in each case, subject to Mr. Whelan’s compliance with certain conditions, the Employment Agreement provides that Mr. Whelan is entitled to: (i) severance in an amount equal to the sum of one year of his salary as in effect immediately prior to the date of termination, which is payable in equal installments over a period of one-year, (ii) the cash amount Mr. Whelan has earned as of the date of termination as determined by the Compensation Committee in good faith, taking into account Mr. Whelan’s annual cash incentive award opportunity for the applicable year (the “Cash Bonus”), (iii) extension of the post-termination exercise period for all outstanding stock options of the Company’s common stock held by Mr. Whelan as of the date of his termination to the earlier of (a) the first anniversary of the date of termination, and (b) the date of expiration of the respective option, during which post-termination period such options shall continue to vest in accordance with their respective terms (to the extent not already fully vested) (the “Option Termination Benefits”), and (iv) his accrued salary and benefits as of the date of termination.

In the event that Mr. Whelan’s employment terminates due to his death or disability, he and/or his estate or beneficiaries (as the case may be) shall be entitled to (a) a single sum cash amount, payable on the 60th day following the date of termination, in an amount equal to the Cash Bonus, (b) the Option Termination Benefits and (c) his accrued salary and benefits as of the date of termination.

If Mr. Whelan’s employment is terminated by the Company for cause, by Mr. Whelan without good reason or upon expiration of the term of the Employment Agreement, he is entitled only to his accrued salary and benefits as of the date of termination.

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Summary Compensation Table for 2020 and 2019

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2020 and 2019 to our “named executive officers,” as that term is defined in Item 402(m) of Regulation S-K.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Timothy Whelan	2020	325,000	—	—	40,300	21,022	386,322
Chief Executive Officer	2019	325,000		—	—	28,145	353,145

Michael Kandell	2020	237,211	—	—	40,300	19,115	296,626
Chief Financial Officer and Secretary	2019	237,211			—	27,758	264,969

Daniel Monopoli	2020	229,807	—	—	40,300	26,120	296,227
Chief Technology Officer	2019	229,807			—	32,945	262,752

(1)	In 2020 Mr. Whelan, Mr. Kandell, and Mr. Monopoli were each awarded 100,000 performance-based stock options. The calculated aggregate grant date fair value of the awards are approximately $40,300 each. The grant date fair value was estimated using the Black-Scholes option pricing model. The awards vest cumulatively in four equal installments upon achievement of trailing twelve month (“TTM”) revenue milestones as follows: 25% vesting upon TTM revenue of $55.0 million, an additional 25% vesting upon TTM revenue of $61.5 million, an additional 25% vesting upon TTM revenue of $69.0 million and the remaining 25% vesting upon TTM revenue of $77.5 million.

(2)	The amounts shown in this column include for each named executive officer the total estimated value of the premium paid on group term life insurance and accidental death and dismemberment insurance, the employer portion of medical, dental and vision benefits and the Company’s matching contribution under the Wireless Telecom Group, Inc. 401(k) Profit Sharing Plan.

Description of Bonus Award Opportunities for 2020 and 2019

The Compensation Committee determines management objectives, or MBOs, for each of Messrs. Whelan, Kandell and Monopoli and year-end financial performance targets for the Company in accordance with the Bonus Plan. Following the completion of the fiscal year ended December 31, 2020 and 2019, the Compensation Committee reviewed the performance of each of those named executive officers and the Company, in relation to the various MBOs and financial performance targets for each fiscal year. A component of each named executive’s bonus performance target reflected achievement of the individual MBOs, subject to achievement of minimum financial performance targets, and a portion was tied to the Company’s achievement of the financial performance targets.

The MBO bonus component, which represented 30% of each named executive officer’s target bonus amount, was based on the Compensation Committee’s quantitative assessment of the named executive officer’s achievement of specific, agreed to, MBO elements as established pursuant to the Bonus Plan. The financial performance bonus component of the bonus targets, which represented 70% of each named executive officer’s target bonus amount, was based on the Company’s achievement of an Adjusted EBITDA target established by the Compensation Committee with input from management.

Upon review following each of the fiscal years ended December 31, 2020 and 2019, the Compensation Committee determined that no bonuses would be awarded to the named executive officers based on the Company’s financial performance in those fiscal years.

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Outstanding Equity Awards at Fiscal Year-End 2020

	Option Awards								Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Number of securities underlying unexercised unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Timothy Whelan	130,000	(1)	—				$1.30	11/19/2025				—	—
	400,000	(1)	—				$1.34	6/30/2026	—		—	—	—
	175,000	(1)	25,000	(2)			$1.65	6/5/2027	—		—	—	—
					100,000	(2)	$1.50	4/7/2030	—		—	—	—
Michael Kandell	75,000	(3)	25,000	(4)			$1.91	1/2/2027	25,000	(7)	$44,250	—	—
					100,000	(4)	$1.50	4/7/2030	—		—	—	—
Daniel Monopoli	—		—		50,000	(6)	$1.83	9/8/2025	25,000	(8)	$44,250	—	—
	7,500	(5)	2,500	(6)			$1.92	1/12/2027	—		—	—	—
	30,000	(5)	10,000	(6)			$1.60	6/15/2027	—		—	—	—
					100,000	(6)	$1.50	4/7/2030	—		—	—	—

(1)	130,000 options granted on November 19, 2015 during time as non-employee director which vested 1/12th each quarter through November 19, 2018 (130,000 shares exercisable as of December 31, 2020), 400,000 options granted on June 30, 2016 upon appointment as CEO which vested 1/16th each quarter through June 30, 2020 (400,000 shares exercisable as of December 31, 2020) and 200,000 options granted on June 5, 2017 which vest 1/16th each quarter through June 30, 2021 (175,000 shares exercisable as of December 31, 2020).

(2)	25,000 options unexercisable as of December 31, 2020 related to the June 5, 2017 grants described above in Note 1. 100,000 performance-based stock options granted on April 7, 2020 that were unexercised and unearned on December 31, 2020 and which will vest in four equal installments upon the achievement of certain Company financial performance milestones. See Note 1 to the “Summary Compensation Table” above for additional information regarding these performance-based options.

(3)	100,000 options granted on January 2, 2017, which vest in equal annual installments over a four year period (75,000 shares exercisable as of December 31, 2020).

(4)	25,000 options unexercisable as of December 31, 2020 related to the January 2, 2017 grant described above in Note 3. 100,000 performance-based stock options granted on April 7, 2020 that were unexercised and unearned on December 31, 2020 and which will vest in four equal installments upon the achievement of certain Company financial performance milestones. See Note 1 to the “Summary Compensation Table” above for additional information regarding these performance-based options.

(5)	10,000 and 40,000 options granted on January 12, 2017 and June 15, 2017, respectively, which vest in equal annual installments over a four year period (7,500 and 30,000 options exercisable as of December 31, 2020 under the January 12, 2017 and June 15, 2017 grants, respectively).

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(6)

2,500 and 10,000 options unexercisable as of December 31, 2020 related to the January 12, 2017 and June 15, 2017 grants described in Note 5 above. 50,000 and 100,000 unvested performance-based stock options granted on September 8, 2015 and April 7, 2020, respectively, which will vest in four equal installments upon the achievement of certain Company financial performance milestones. See Note 1 to the “Summary Compensation Table” above for additional information regarding these performance-based options.

(7)	50,000 restricted shares granted on December 20, 2018 which vest in equal annual installments over 4 years through December 20, 2022 (25,000 unvested as of December 31, 2020).

(8)	50,000 restricted shares granted on December 20, 2018 which vest in equal annual installments over 4 years through December 20, 2022 (25,000 unvested as of December 31, 2020).

Option Exercises for 2020

None of the named executive officers exercised stock options during 2020.

Potential Payments upon Termination

Set forth below is a description of the employment and other similar agreements and arrangements which provide for payment upon termination with the Company’s named executive officers.

Whelan Employment Agreement. As described above (“Employment Agreement with CEO”), the Company has an employment agreement with Timothy Whelan, the Company’s CEO. That Employment Agreement provides for certain payments in the event of Mr. Whelan’s termination by the Company without cause or by Mr. Whelan for “good reason”. Specifically, if Mr. Whelan’s employment is terminated by the Company without cause, upon a change of control or by Mr. Whelan for good reason (as such terms are defined in the Employment Agreement), in each case, subject to Mr. Whelan’s compliance with certain conditions, the Employment Agreement provides that Mr. Whelan is entitled to: (i) severance in an amount equal to the sum of one year of his salary as in effect immediately prior to the date of termination, which is payable in equal installments over a period of one-year, (ii) the cash amount Mr. Whelan has earned as of the date of termination as determined by the Compensation Committee in good faith, taking into account Mr. Whelan’s annual cash incentive award opportunity for the applicable year, (iii) extension of the post-termination exercise period for all outstanding stock options of the Company’s common stock held by Mr. Whelan as of the date of his termination to the earlier of (a) the first anniversary of the date of termination, and (b) the date of expiration of the respective option, during which post-termination period such options shall continue to vest in accordance with their respective terms (to the extent not already fully vested), and (iv) his accrued salary and benefits as of the date of termination.

Kandell Termination Agreement. Under the terms of Mr. Kandell’s offer of employment, should Mr. Kandell’s employment be terminated by the Company for a reason other than death, Disability or Cause, or should Mr. Kandell resign for Good Reason (as defined in the Company’s 2012 Incentive Plan), then, subject to signing and not revoking a general release in a form acceptable to the Company, Mr. Kandell will be paid: (i) payment equal to 75% of his salary in effect at the time of termination payable in 9 semi-monthly installments; (ii) the amount, in the good faith determination of the Compensation Committee, earned as of his termination date, under the bonus component of the then applicable bonus plan; and (iii) at the Company’s election either continuation of benefits, the extent permissible under the applicable employee benefit plans in which he is a participant, for the 9 months after the termination date, or a lump sum payment, in lieu of the continuation of some or all benefits, in an amount determined by the Board in its discretion.

Monopoli Termination Agreement. Under the terms of Mr. Monopoli’s offer of employment, should Mr. Monopoli’s employment be terminated by the Company for a reason other than death, Disability or Cause, or should Mr. Monopoli resign for Good Reason (as defined in the Company’s 2012 Incentive Plan), then, subject to signing and not revoking a general release in a form acceptable to the Company, Mr. Monopoli will be paid: (i) payment equal to 50% of his salary in effect at the time of termination payable in 6 semi-monthly installments; (ii) the amount, in the good faith determination of the Compensation Committee, earned as of his termination date, under the bonus component of the then applicable bonus plan; and (iii) at the Company’s election either continuation of benefits, the extent permissible under the applicable employee benefit plans in which he is a participant, for the 6 months after the termination date, or a lump sum payment, in lieu of the continuation of some or all benefits, in an amount determined by the Board in its discretion.

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Change of Control. Each of our named executive officers has been awarded stock option grants and restricted stock awards that have vested or that will vest and will become immediately exercisable upon the date on which a change of control of the Company occurs.

Director Compensation for 2020

Non-employee directors of the Company receive cash and equity compensation. For 2020, each non-employee director, with the exception of Ms. Fritzsche, received 25,000 restricted stock units. Ms. Fritzsche, upon being appointed to the board, was awarded 11,507 restricted stock units which represents a pro-rata amount of units corresponding to her term on the board for fiscal 2020. Each restricted stock unit represents the Company’s obligation to issue one share of the Company’s common stock and vests on the day before the first anniversary of the grant date or, if earlier, the effective date of a separation of service due to death or disability. Once vested, each restricted stock unit will be settled by delivery of shares to the board member no later than 30 days following: 1) the third anniversary of the grant date, 2) separation from service following, or coincident with, a vesting date, or 3) a change in control.

In addition to the equity compensation set forth above, the board received cash compensation. Specifically, each non-employee director received an annual cash retainer of $32,000. Additionally, a non-employee director serving as a member of a committee received an annual retainer as follows: Audit Committee - $4,000; Compensation Committee - $4,000; and Nominating and Corporate Governance Committee - $2,500. Committee chairs received cash compensation as follows: Audit Committee - $7,500; Compensation Committee - $7,500; and Nominating and Corporate Governance Committee - $5,000. The Chairman of the Board received $10,000 annual cash compensation for his service as Chairman. For Ms. Fritzsche, cash compensation for 2020 was prorated based on her term on the board for fiscal 2020.

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal year ended December 31, 2020 to our non-employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)	Option ($) Awards (b)	Total ($)
Alan L. Bazaar	$51,000	$29,500	$—	$80,500
Joseph Garrity	$42,000	$29,500	$—	$71,500
Mitchell Herbets	$36,000	$29,500	$—	$65,500
Joseph M. Manko Jr.	$36,000	$29.500	$—	$65,500
Michael Millegan	$42,000	$29,500	$—	$71,500
Allan D.L. Weinstein	$40,000	$29,500	$—	$69,500
Jennifer Fritzsche	$1,217	$19,102	$—	$20,319

(a)	Represents the grant date fair value determined in accordance with ASC Topic 718 for the grants of Restricted Stock Units (“RSU”). In June 2020, the Company granted 25,000 RSUs under the 2012 Plan to each of our non-employee directors with the exception of Ms. Fritzsche who was not a director at that time. Ms. Fritzsche was granted 11,507 RSUs upon appointment to the board in December 2020. The RSUs will vest on June 3, 2021, provided service as a director continues to such date. Once vested, these RSUs will be settled by delivery of shares to the board member no later than 30 days following: 1) the third anniversary of the grant date, 2) separation from service following, or coincident with, a vesting date, or 3) a change in control. The aggregate number of RSUs as of December 31, 2020 held by each of Mr. Bazaar, Mr. Garrity, Mr. Herbets, Mr. Millegan and Mr. Weinstein was 75,000. The number of RSUs held by Mr. Manko and Ms. Fritzsche as of December 31, 2020 were 47,917 and 11,507, respectively. The aggregate number of vested restricted shares held as of that date by Mr. Bazaar was 120,000, Mr. Garrity was 160,000, Mr. Herbets was 80,000, Mr. Millegan was 45,000 and Mr. Weinstein was 45,000.

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(b)	The aggregate number of options as of December 31, 2020 held by each of Messrs. Bazaar and Garrity was 140,000, the aggregate number of options held by each of Messrs. Weinstein and Millegan was 105,000, and the aggregate number of options held by Mr. Herbets was 155,000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the Company’s Common Stock owned as of April 16, 2021 by (i) each person who is known by the Company to beneficially own more than 5% of its outstanding shares of Common Stock, (ii) each director and each of the Company’s current named executive officers, and (iii) all executive officers and directors as a group without naming them. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, restricted stock awards or restricted stock units held by that person that are currently exercisable or vested or will become exercisable or otherwise vest within 60 days after April 16, 2021, are deemed outstanding and included in both the numerator and the denominator of the calculation of percentage ownership; however, such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Joseph M. Manko Jr. (3)	2,253,721	10.4%
Alan L. Bazaar (4)	2,229,942	10.2%
Joseph Garrity (5)	375,000	1.7%
Mitchell Herbets (5)	312,000	1.4%
Michael Millegan (5)	225,000	1.0%
Allan D.L. Weinstein (5)	225,000	1.0%
Timothy Whelan (6)	924,873	4.1%
Michael Kandell	150,000	*
Daniel Monopoli	75,000	*
Jennifer Fritzsche(7)	11,507	*
C. Scott Gibson(7)	4,400	*
All executive officers and directors as a group (12 persons) (8)	6,786,443	28.7%
Hollow Brook Wealth Management, LLC (9) Philip E. Richter 152 Bedford Rd Katonah, NY 10536	1,859,597	8.6%
Horton Capital Partners Fund, LP (10) Horton Capital Partners, LLC Horton Capital Management, LLC Joseph M. Manko, Jr. 1717 Arch Street, Suite 3920 Philadelphia, PA 19103	2,205,804	10.2%
Renaissance Technologies LLC (11) 800 Third Avenue New York, NY 10022	1,122,383	5.2%

*	Less than one percent.

(1)	Except as otherwise set forth in the footnotes below, all shares are directly beneficially owned, and the sole voting and investment power is held by the persons named.

(2)	Based upon 21,676,499 shares of Common Stock outstanding as of April 16, 2021.

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(3)	Beneficial ownership includes 2,205,804 shares beneficially owned by Mr. Manko based on information set forth in a Schedule 13D filed with the SEC on February 14, 2020 by Mr. Manko, Horton Capital Partners Fund, LP, Horton Capital Partners LLC and Horton Capital Management, LLC. For additional information regarding these shares, see note 10. Mr. Manko shares voting and dispositive power of these shares as he is the Managing Member and Senior Principal of Horton Capital Management, LLC. Beneficial ownership reflected in the table includes 47,917 restricted stock units of which 22,917 are fully vested and 25,000 that vest on June 3, 2021, but will not be distributed until the earlier of three years from the date of grant, a change in control, or a separation from service on the board for any reason.

(4)	Mr. Bazaar has sole voting and dispositive power with respect to 295,345 shares. Beneficial ownership also includes 1,859,597 shares of common stock beneficially owned by Hollow Brook Wealth Management, LLC that are owned by its investment advisory clients, with respect to which Mr. Bazaar shares voting and dispositive power. Mr. Bazaar serves as Chief Executive Officer of Hollow Brook Wealth Management, LLC. based on information set forth in a Schedule 13D/A filed with the SEC on May 3, 2016. See note 8 and 9 below. Beneficial ownership reflected in the table includes 75,000 restricted stock units, 50,000 of which are fully vested and 25,000 of which vest on June 3, 2021, but none of which will be distributed until the earlier of three years from the date of grant, a change in control, or a separation from service on the board for any reason.

(5)	Beneficial ownership includes 75,000 restricted stock units, 50,000 of which are fully vested and 25,000 of which vest on June 3, 2021, but none of which will be distributed until the earlier of three years from the date of grant, a change in control, or a separation from service on the board for any reason.

(6)	Beneficial ownership includes 717,500 shares of Common Stock subject to options which are currently exercisable, 12,500 shares subject to options that will vest within 60 days and 194,873 shares of common stock.

(7)	Beneficial ownership reflected in the table represents restricted stock units that vest on June 3, 2021 which will be distributed on the earlier of three years from the date of grant, a change in control, or a separation from service on the board for any reason.

(8)	Includes 1,859,597 shares reportedly owned by Hollow Brook Wealth Management, LLC, a company for whom Mr. Bazaar serves as CEO and 2,205,804 shares held by Horton Capital Management, LLC, a company for whom Mr. Manko serves as Managing Member and Senior Principal. See note 3 and note 4. See also note 5.

(9)	Hollow Brook Wealth Management, LLC, Mr. Bazaar and Mr. Richter share voting and dispositive power with respect to such 1,859,597 shares (which are owned by investment advisory clients of Hollow Brook Wealth Management, LLC). Based on information set forth in a Schedule 13D/A filed with the SEC on May 3, 2016.

(10)	Horton Capital Partners Fund, LP, Horton Capital Partners, LLC, Horton Capital Management, LLC and Joseph M. Manko, Jr. share voting and dispositive power with respect to 2,185,804 of such shares. Based on information set forth in a Schedule 13D, dated June 27, 2019 and filed with the SEC on February 14, 2020. Based on the Schedule 13G, Horton Capital Management, LLC and Mr. Manko share beneficial ownership as to the additional 20,000 shares. Does not include 47,917 restricted stock units granted to Mr. Manko for his service on the board of directors. See note 3.

(11)	Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2021.

Certain Relationships and Related Transactions

In accordance with the terms of the charter of our Audit Committee, the Audit Committee must review and approve the terms and conditions of all related party transactions as specified in Item 404 of Regulation S-K promulgated by the SEC.

We have not entered into any transactions with any related parties over the last two fiscal years that require disclosure under Item 404(d) of Regulation S-K. If we were to do so in the future, any such transaction would need to be approved by the Audit Committee.

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PROPOSAL 2

Approval of the 2021 Long-Term Incentive Plan

On April 15, 2020, subject to the approval of shareholders, the Board of Directors unanimously voted to adopt the 2021 Long-Term Incentive Plan. Shareholders are now being asked to approve the adoption of the Wireless Telecom Group, Inc. 2021 Long-Term Incentive Plan.

The Board of Directors is submitting the 2021 Long-Term Incentive Plan to the shareholders for approval to be able to grant tax-favored incentive stock options under Section 421 of the Internal Revenue Code and to satisfy applicable listing requirements under the New York Stock Exchange. Shareholder approval, if granted, will extend until 2031 the period during which incentive stock options may be granted by the Company, subject to any future further extensions.

The Company currently maintains the Amended and Restated 2012 Incentive Compensation Plan. The Company currently has 220,000 shares of common stock remaining or available for grants of additional equity incentives under the Amended and Restated 2012 Incentive Compensation Plan. Given the passage of time since the original adoption of the Amended and Restated 2012 Incentive Compensation Plan, the Board of Directors elected to adopt the 2021 Long-Term Incentive Plan, rather than amend the Amended and Restated 2012 Incentive Compensation Plan. The primary purpose for adopting the new plan is to increase the number of shares available to the Company for the award of equity-based compensatory incentives. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the 2021 Long-Term Incentive Plan. If shareholders approve the 2021 Long-Term Incentive Plan, no new awards will be made under the Amended and Restated 2012 Incentive Compensation Plan.

The following description of the 2021 Long-Term Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Appendix A.

Purposes

The primary purposes of the 2021 Long-Term Incentive Plan is to (a) provide incentive to officers, employees, directors, and other service providers of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Common Stock, or to receive compensation which is based upon appreciation in the value of Common Stock; and (c) provide a means of obtaining, rewarding, and retaining officers, employees, directors, and other service providers.

The Board of Directors believes that the 2021 Long-Term Incentive Plan is an important compensatory device fostering the long-term growth and profitability of the Company and encouraging stock ownership by officers, employees, directors, and other service providers while at the same time providing a complementary means of hiring, rewarding and retaining key personnel.

Eligibility

Officers, employees, directors, and other service providers of the Company and its affiliates are eligible for awards under the 2021 Long-Term Incentive Plan. However, only employees of the Company and its subsidiaries will be eligible to receive incentive stock options. As of April 1, 2021, there were approximately 150 officers and employees and 8 non-employee directors eligible to participate in the 2021 Long-Term Incentive Plan. Because other service providers may not be directly employed by the Company, it is not feasible to approximate the number of such other service providers that are or may become eligible to participate in the Equity Plan.

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General Description of the 2021 Long-Term Incentive Plan

The 2021 Long-Term Incentive Plan authorizes the Company to grant awards to officers, employees, directors, and other service providers of the Company and its affiliates. The effective date of the plan is June 3, 2021 subject to its approval by the Company’s shareholders. Awards will be administered by a committee appointed by the Board of Directors. The Board of Directors will consider the advisability of whether the members of the committee should consist solely of at least two members of the Board of Directors who are “non-employee directors” as defined in SEC Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act, and if applicable, who satisfy the independence requirements of any national securities exchange or nationally recognized quotation or market system on which the Common Stock is then traded. The committee may authorize the Chief Executive Officer to grant up to 250,000 shares of Common Stock under awards to eligible recipients within a calendar year period. The Company has reserved a maximum of 1,500,000 shares of Common Stock to be available for issuance pursuant to awards granted under the 2021 Long-Term Incentive Plan, subject to adjustment for changes in capital structure.

In determining usage of shares reserved for issuance under the 2021 Long-Term Incentive Plan, any shares of Common Stock made subject to options or stock appreciation rights to be settled in Common Stock are counted one share of Common Stock for every single option right or stock appreciation right. Common Stock issued pursuant to awards, other than options or stock appreciation rights, that is a full value share award shall reduce the shares reserved by one and one-half (1 1/2) shares of Common Stock with respect to each share of Common Stock issued pursuant to such award. Shares of Common Stock shall not be deemed to have been granted pursuant to the Plan with respect to any portion of an award that is settled in cash. The shares of Common Stock attributable to any portion of an award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Common Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Common Stock will again be available for issuance, provided, however, that shares of Common Stock subject to an award will not again be available for issuance if the shares have been (a) tendered or withheld to pay the exercise price of options or stock appreciation rights, (b) withheld or remitted to satisfy tax withholding obligations on awards, (c) repurchased by the Company using the cash proceeds received by the Company from the exercise of options, or (d) subject to a stock appreciation right or option settled in Common Stock and not issued upon net settlement or net exercise of the stock appreciation right or option. Shares of Common Stock available for awards may consist, in whole or in part, of authorized, but unissued shares, treasury shares, or shares reacquired by the Company in any manner.

The 2021 Long-Term Incentive Plan allows the committee or its delegate the discretion to award a variety of equity-based incentives, including stock awards, options, stock appreciation rights, dividend equivalent rights, restricted stock unit awards, performance unit awards, and cash awards (collectively, “Equity Incentives”).

The number of shares of Common Stock as to which any Equity Incentive is granted and the persons to whom any Equity Incentive are granted is determined by the committee (or its delegate), subject to the provisions of the 2021 Long-Term Incentive Plan. To the extent not inconsistent with the terms of the 2021 Long-Term Incentive Plan, the committee may establish the terms of any Equity Incentive, including exercise or settlement price, terms of forfeiture, and any opportunity to defer receipt of settlement proceeds. Equity Incentives generally are not transferable or assignable during a holder’s lifetime, except as permitted by the committee consistent with the express limitations set forth in the 2021 Long-Term Incentive Plan.

After the date of grant of an award, the committee may modify the terms and conditions of an Award except to the extent that such modification (i) would be inconsistent with other provisions of the 2021 Long-Term Incentive Plan, (ii) would adversely affect the rights of a recipient in a manner not permitted by the 2021 Long-Term Incentive Plan, or (iii) would be inconsistent with other provisions of the 2021 Long-Term Incentive Plan.

Awards are subject to a one-year minimum vesting or performance period subject to permitted exceptions for death, disability, retirement, involuntary termination, extraordinary corporate events or other extenuating circumstances. However, the committee may exempt five percent of the shares available for issuance under the 2021 Long-Term Incentive Plan from this vesting requirement.

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Any dividends or dividend equivalent rights payable on Common Stock subject to an Equity Incentive will not be paid to an award recipient, if at all, any earlier than the date the underlying shares of Common Stock become earned and/or vested.

Awards are subject to a clawback policy. In addition, the committee may reduce the amount of any settlement proceeds otherwise due a recipient under an Equity Incentive by any then outstanding indebtedness owed by the recipient to the Company or any affiliate.

The 2021 Long-Term Incentive Plan prohibits the reloading and repricing of options and the repricing and buyouts of stock appreciation rights.

Burn Rate, Shareholder Value Transfer and Dilution

The Company’s average cumulative burn rate, which represents the full value of equity awards granted in a given year as a percentage of the weighted average number of Common Stock outstanding, over the four years ending December 31, 2020 was 3.5%. If the 2021 Long-Term Incentive Plan is approved, we estimate total potential dilution to be 18.9% to existing shareholders over the life of the plan. We believe our burn rate and estimated dilution are below our peer averages. The estimated shareholder value transfer of shares requested in the proposal is approximately 6%.

Extraordinary Events

The terms of outstanding awards will be proportionately adjusted with respect to certain nonreciprocal transactions between the Company and holders of its capital stock. In addition, the committee has the discretion to modify, substitute, settle, or terminate awards in the event of changes in control and similar events, all as may be provided in the applicable award or, if not expressly addressed in the award, as the committee subsequently may determine in its sole discretion.

Term

The 2021 Long-Term Incentive Plan has an indefinite term.

Termination and Amendment

The Board of Directors at any time may amend or terminate the 2021 Long-Term Incentive Plan without shareholder approval; however, no such termination or amendment without the consent of the holder of an award may adversely affect the rights of the award recipient.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2021 Long-Term Incentive Plan based on tax laws in effect as of the record date of April 16, , 2021. Individual circumstances may vary and each award recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2021 Long-Term Incentive Plan.

Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, the recipient will be taxed at the time he or she sells the shares of Common Stock purchased pursuant to the incentive stock option. The recipient will be taxed on the difference between the price he or she paid for the Common Stock and the amount for which he or she sells the Common Stock. If the recipient does not sell the shares of Common Stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, any subsequent gain on sale of the shares will be capital gain and the Company will not receive a corresponding deduction. If the recipient sells the shares of stock at a gain prior to that time, the difference between the amount the recipient paid for the Common Stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income, and the Company will receive a corresponding deduction. If the recipient sells the shares of Common Stock for less than the amount he or she paid for the stock prior to the one- or two- year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

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Nonqualified Stock Options. A recipient will not recognize income upon the grant of a nonqualified option at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the time period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

Special rules apply to a recipient who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

Stock Awards. Except as noted below, a recipient will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of Common Stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture; the recipient generally will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award at that time, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

Other Stock Incentives. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award, or restricted stock unit share (collectively, the “Other Equity Incentives”). Generally, at the time a recipient receives payment under any Other Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Common Stock received (less the grant price in the case of a stock appreciation right), and the Company will then be entitled to a corresponding deduction.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s key executive officers as identified by Section 162(m). Compensation paid in settlement of Equity Incentives is included in calculating the $1 million deductibility cap.

Withholding Taxes

An employee award recipient may be liable for federal, state, and local tax withholding obligations as a result of the grant, exercise, vesting, or settlement of an Equity Incentive. The tax withholding obligations may be satisfied by payment in the form of cash, certified check, previously-owned shares of Common Stock, or, if a recipient elects with the permission of the committee, by a reduction in the number of shares to be received by the recipient under the award.

Plan Benefits

No awards have been granted under the 2021 Long-Term Incentive Plan and no awards will be granted unless and until the plan is approved by shareholders. Future benefits to be received by a person or group under the 2021 Long-Term Incentive Plan are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the committee or its delegate in the future.

Securities Authorized for Issuance Under Other Equity Compensation Plans

See Part II Item 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for information about our other equity compensation plans as of December 31, 2020.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2021 LONG-TERM INCENTIVE PLAN.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” APPROVAL OF THE 2021 LONG-TERM INCENTIVE PLAN UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of the 2021 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes of the holders of Common Stock cast at a meeting at which a quorum representing a majority of all such outstanding voting stock is, in person or by proxy, present and voting on the matter.

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PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The securities law and related SEC regulation require that we provide shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, no less frequently than every three years, the compensation of our named executive officers as disclosed herein. At the Company’s 2020 annual meeting of shareholders, the Company sought the shareholders’ vote on how frequently we should seek shareholder approval of the compensation of our named executive officers. As recommended by the board of directors, the shareholders approved an annual advisory vote on executive compensation. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the compensation tables and related narrative disclosures in this proxy statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

Our Compensation Committee and our board of directors believe that the executive compensation policies and procedures described in detail in “Executive Compensation,” above, are effective in implementing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement related to our named executive officers. Accordingly, we are asking you to vote, on an advisory basis, on the following resolution at the Meeting:

“RESOLVED, that the shareholders of the Company hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosures, in the proxy statement for the 2021 annual meeting of shareholders.”

As an advisory vote, this proposal is not binding on the Company, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our board, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Vote Required and Recommendation of the Company’s Board of Directors

The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (virtually or by proxy) is required for approval of the resolution with respect to the compensation of the Company’s named executive officers.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FOREGOING RESOLUTION. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

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PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Relationship with Independent Registered Public Accounting Firm

PKF O’Connor Davies, LLP (“PKF”) has been the Company’s independent registered public accounting firm since October 19, 2006. The board of directors, upon the recommendation of the Audit Committee, has reappointed PKF as the Company’s independent registered public accounting firm for the 2021 fiscal year. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the board of directors deems it desirable to obtain the shareholders’ ratification of this appointment as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PKF. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of PKF are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions from the Company’s shareholders.

Fees Paid to Principal Accountants

Audit Fees

The aggregate fees billed by PKF (including PKF Cooper Parry Group Limited in the UK) for professional services and paid for the annual audit and for the review of the Company’s financial statements included in the Company’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2020 and 2019, and the Company’s Quarterly Reports on Form 10-Q for each of the first three quarters for each of the fiscal years ended December 31, 2020 and 2019, were $227,451 and $195,885, respectively.

Audit-Related Fees

The aggregate audit-related fees billed by PKF (including PKF Cooper Parry Group Limited in the UK) during the fiscal years ended December 31, 2020 and 2019 for professional services rendered for the audit of the Company’s 401(k) Plan and consultation in connection with accounting related matters were approximately $11,250 and $14,300, respectively.

Tax Fees

The aggregate fees billed by PKF (including PKF Cooper Parry Group Limited in the UK) for all tax services, including consultation in connection with tax compliance related matters, for the fiscal years ended December 31, 2020 and 2019, were approximately $43,364 and $57,532, respectively.

All Other Fees

There were no fees billed by PKF for any other non-audit services for the fiscal years ended December 31, 2020 and 2019.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee will pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan.

The Audit Committee approved all of the non-audit services described above. Additionally, the Audit Committee has reviewed the non-audit services provided by the principal accountants and determined that the provision of these services during fiscal years 2020 and 2019 was compatible with maintaining the principal accountants’ independence.

Vote Required and Recommendation of the Company’s Board of Directors

The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (virtually or by proxy) is required for ratification of the appointment of PKF as the Company’s independent registered public accounting firm for the 2021 calendar year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PKF O’ConnOr Davies, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF PKF O’ConnOr Davies, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

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OTHER MATTERS

The board of directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other matters should properly come before the Meeting, it is intended that proxies named in the accompanying proxy form will vote on any such matters in accordance with their judgment.

The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from the Company’s shareholders by the Company’s directors, officers and employees in person or by telephone, electronic communications or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

The Company will only send one set of proxy materials to two or more shareholders who share one address, unless we have received contrary instructions from one or more of the shareholders at that address. This procedure is referred to as “householding.” Each shareholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual proxy materials to a shareholder at a shared address to which a single copy was previously delivered. If you received a single set of proxy materials for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Michael Kandell, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054 or call us at (973) 386-9696. Likewise, if your household currently receives multiple copies of proxy materials and you would like to receive one set, please contact us at the address and telephone number provided.

The Company will provide without charge to each person being solicited by this proxy statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2020 as filed with the SEC, including the financial statements, notes, exhibits and schedules thereto. All such requests should be directed to: Michael Kandell, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Under our By-laws, no business, including nomination of a person for election as a director, may be brought before an annual meeting unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of the board of directors or by a shareholder who meets the requirements specified in our By-laws and has delivered timely notice to us (containing the information specified in the By-laws).

To be timely, a shareholder’s notice for matters to be brought before the Annual Meeting of Shareholders in 2022 must be delivered to and received at our principal executive office specified on page 1 of this proxy statement not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2020 Annual Meeting of Shareholders, or no later than March 5, 2022 and no earlier than February 3, 2022. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

Shareholders interested in submitting a shareholder proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2022 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Secretary at our principal executive office specified on page 1 of this proxy statement, no later than December 23, 2021.

By Order of the Board of Directors,

Michael Kandell
Secretary

Dated: April 22, 2021

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WIRELESS TELECOM GROUP, INC.
2021 LONG-TERM INCENTIVE PLAN

WIRELESS TELECOM GROUP, INC.
2021 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE 1. PURPOSE OF THE PLAN			1

ARTICLE 2. DEFINITIONS			1

ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION			7

3.1	Eligibility		7
3.2	Stock Subject to the Plan		7
3.3	Share Usage		8
3.4	Administration of the Plan		8
3.5	Delegation		8
3.6	Limits on Incentive Stock Options		9

ARTICLE 4. TERMS OF AWARDS			9

4.1	Terms and Conditions of All Awards		9
	(a)	Number of Shares	9
	(b)	Award Agreement or Program	9
	(c)	Date of Grant	10
	(d)	Tandem Awards	10
	(e)	Non-Transferability	10
	(f)	Deferrals	10
	(g)	Modifications after Grant	11
	(h)	Offsets	11
	(i)	Dividends and Dividend Equivalent Rights	11
4.2	Terms and Conditions of Options		12
	(a)	Option Price	12
	(b)	Option Term	12
	(c)	Payment	12
	(d)	Conditions to the Exercise of an Option	13
	(e)	Termination of Incentive Stock Option	13
	(f)	Special Provisions for Certain Substitute Options	13
	(g)	Substituting Stock Appreciation Rights	13
	(h)	No Reload Grants	14
	(i)	No Repricing	14
4.3	Terms and Conditions of Stock Appreciation Rights		14
	(a)	Settlement	14
	(b)	Stock Appreciation Right Term	14
	(c)	Conditions to Exercise	15
	(d)	No Repricing or Buyouts	15
4.4	Terms and Conditions of Stock Awards		15
	(a)	Issuance	15
	(b)	Conditions	15
	(c)	Treatment of Dividends	15
4.5	Terms and Conditions of Restricted Stock Units		15
	(a)	Payment	15
	(b)	Conditions to Payment	16
4.6	Terms and Conditions of Performance Unit Awards		16
	(a)	Payment	16
	(b)	Conditions to Payment	16
4.7	Terms and Conditions of Dividend Equivalent Rights		16
	(a)	Payment	16

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	(b) Conditions to Payment	17
4.8	Cash Awards	17

ARTICLE 5. RESTRICTIONS ON STOCK		17

5.1	Escrow of Shares	17
5.2	Restrictions on Transfer	17

ARTICLE 6. GENERAL PROVISIONS		18

6.1	Withholding	18
6.2	Changes in Capitalization; Merger; Liquidation	18
	(a) Equity Restructuring	18
	(b) Other Changes in Capital Structure	18
	(c) Substitution	19
	(d) Plan is not a Limit on Company Powers	19
6.3	Compliance with Code	19
6.4	No Representations or Covenants	19
6.5	Right to Terminate Employment or Service	20
6.6	Non-Alienation of Benefits	20
6.7	Conditions and Restrictions upon Stock subject to Awards	20
6.8	Compliance with Laws	20
6.9	Restrictions on Delivery and Sale of Shares; Legends	21
6.10	Listing and Legal Compliance	21
6.11	Clawback	21
6.12	Awards to Non-U.S. Employees	21
6.13	Indemnification	22
6.14	Termination and Amendment of the Plan	22
6.15	Shareholder Approval	22
6.16	Choice of Law	22
6.17	Effective Date of Plan	22

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WIRELESS TELECOM GROUP, INC.
2021 LONG-TERM INCENTIVE PLAN

ARTICLE 1. PURPOSE OF THE PLAN

The Wireless Telecom Group, Inc. 2021 Long-Term Incentive Plan (the “Plan”) is intended to (a) provide incentive to officers, employees, directors, and other service providers of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage Stock ownership by officers, employees, directors, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding, and retaining officers, employees, directors, and other service providers.

ARTICLE 2. DEFINITIONS

Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

2.1 “Affiliate” means:

(a) Any Subsidiary,

(b) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(c) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

2.2 “Award or Awards” means, individually or collectively, as applicable, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Awards (including Performance Stock Awards), Restricted Stock Units (including Performance Share Unit Awards), Performance Unit Awards, Dividend Equivalent Rights and Cash Awards.

2.3 “Award Agreement” means a written agreement between the Company and a Participant or other documentation evidencing any Award granted under the Plan.

2.4 “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions, and restrictions set forth in such written program.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board of Directors” means the board of directors of the Company.

2.7 “Cash Awards” means rights to receive cash payments that do not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on Stock as described in Section 4.8.

2.8 “Change in Control” shall have the meaning provided in the applicable Award Agreement or Award Program or, if no definition of the term is provided for in the Award Agreement or Award Program, the term “Change in Control” shall mean the occurrence of any of the following:

(a) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 2.8, the following acquisitions shall not constitute or result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (E) any acquisition by any entity pursuant to a transaction which complies with clauses (1) and (2) of Subsection (c) below;

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board of Directors on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

2

(c) Consummation of (1) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (1) being hereinafter referred to as a “Business Reorganization”), or (2) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (C) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Reorganization or Asset Sale; or

(d) A complete liquidation or dissolution of the Company; provided, however (i) if required to avoid an Award being subject to tax under Code Section 409A, a Change in Control shall not be deemed to have occurred unless the event qualifies as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v) and (ii) such definition must be determined by the Committee to result in an actual change in control of the Company and shall not include provisions such as announcement or commencement of a tender or exchange offer, a potential takeover, shareholder approval (as opposed to consummation) of a merger or other transaction, acquisition of fifteen percent (15%) or less of the Outstanding Company Voting Securities, an unapproved change in less than a majority of the Board of Directors or other similar provisions in which the Committee determines an actual change in control does not occur.

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2.9 “Code” means the Internal Revenue Code of 1986, as amended, and all applicable rules and regulations promulgated thereunder.

2.10 “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the independence requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to any Awards granted by the Chief Executive Officer pursuant to Section 3.5, the “Committee” as used in the Plan shall mean such officer, unless the context would clearly indicate otherwise.

2.11 “Deferral(s)” refers to the rights described in Section 4.1(f).

2.12 “Disability” has the meaning provided in the applicable Award Agreement or Award Program, or if defined by reference to the Plan, means a physical or mental illness, injury or impairment which causes a Participant to meet the requirements to receive long-term disability benefits under a plan sponsored by the Company or an Affiliate, or if no such plan is applicable, a Participant’s inability to engage in the essential functions of his duties due to a medically determinable physical or mental impairment, which can be expected to result in death or to be of long-continued and indefinite duration. Notwithstanding the foregoing, Disability means, as to an Incentive Stock Option, a “permanent and total disability” within the meaning of Code Section 22(e)(3). In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, if specified in an Award Agreement or Award Program or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Disability shall not be deemed to have occurred unless the event also qualifies as a disability under Code Section 409A(a)(2)(C).

2.13 “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 4.7.

2.14 “Effective Date” has the meaning set forth in Section 6.17.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Fair Market Value” with regard to a date means:

(a) If the shares of Stock are actively traded on any national securities system or any nationally recognized quotation or market system, the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

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(b) if the shares of Stock are not actively traded on any such exchange or system but are reported by such exchange or system, the price of Stock as reported by such exchange or system; or

(c) if the shares of Stock are not actively traded or reported on any such exchange or system, the fair market value of the Stock as determined by the Committee determined by the reasonable application of a reasonable valuation method as most recently determined (but in no event more than twelve (12) months earlier), but taking into account the facts and circumstances as of such date.

For purposes of Subsection (a), (b), or (c) above, the Committee may use the closing price as of the applicable date or the last trading or business day before that date, the average of the high and low prices as of the applicable date, the last trading or business day before that date or for a period certain ending on either such date, the price determined at the time, or immediately before or immediately after, the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of fair market value; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

2.17 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2.18 “Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.19 “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

2.20 “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.21 “Participant” means an individual who receives an Award hereunder.

2.22 “Performance Unit Award” refers to a performance unit award as described in Section 4.6.

2.23 “Performance Goals” means any one or more performance goals established by the Committee, including without limitation, goals, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured over a Performance Period established by the Committee, on an absolute basis or relative to a pre-established target, to prior period results or to a designated comparison group or index, in each case as specified by the Committee in the Award. The Committee may adjust any evaluation of performance under a Performance Goal in its discretion at any time.

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2.24 “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee.

2.25 “Performance Stock Awards” means Stock Awards containing Performance Goals.

2.26 “Performance Share Unit Awards” means Restricted Stock Unit awards containing Performance Goals.

2.27 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.28 “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board of Directors, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

2.29 “Restricted Stock Unit” refers to the rights described in Section 4.5.

2.30 “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company and affiliates, subject to the following:

(a) in the case of a Participant who is an employee of the Company or an affiliate, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder;

(b) in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder; or

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(c) in any case, as may otherwise be permitted under Code Section 409A.

2.31 “Stock” means Company’s common stock, $01 par value per share.

2.32 “Stock Appreciation Right” means a stock appreciation right described in Section 4.3.

2.33 “Stock Award” means a stock award described in Section 4.4.

2.34 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

2.35 “Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION

3.1 Eligibility. Awards may be granted only to officers, employees, directors, and other service providers of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary.

3.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 6.2, a number of shares of Stock equal to One Million Five Hundred Thousand (1,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options.

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3.3 Share Usage. Stock issued pursuant to Options or Stock Appreciation Rights shall reduce the number of shares of Stock available under Section 3.2 by one (1) share with respect to each share issued pursuant to such Award. Any shares of Stock made subject to Options or Stock Appreciation Rights to be settled in Stock shall be counted against the Maximum Plan Shares as one (1) share of Stock for every single Option right or Stock Appreciation Right, as applicable, granted and shall reduce the remaining number of Maximum Plan Shares available for issuance under the Plan accordingly, regardless of the number of shares of Stock actually issued in settlement of such Option right or Stock Appreciation Right . Stock issued pursuant to Awards, other than Options or Stock Appreciation Rights, that is a full value share Award shall reduce the Maximum Plan Shares by one and one-half (1 1/2) shares of Stock with respect to each share of Stock issued pursuant to such Award. Shares of Stock shall not be deemed to have been granted pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to any portion of an Award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Stock will again be available for issuance under Section 3.2, provided, however, that shares of Stock subject to an Award under the Plan shall not again be available for issuance if such shares have been (a) tendered or withheld to pay the exercise price of Options or Stock Appreciation Rights, (b) withheld or remitted to satisfy tax withholding obligations on Awards, (c) repurchased by the Company using the cash proceeds received by the Company from the exercise of Options granted under the Plan, or (d) subject to a Stock Appreciation Right or Option settled in Stock and not issued upon net settlement or net exercise of the Stock Appreciation Right or Option. Shares of Stock available for Awards may consist, in whole or in part, of authorized, but unissued shares, treasury shares, or shares reacquired by the Company in any manner.

3.4 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements or Award Program; to correct any defect or reconcile any inconsistency between the Plan and any Award Agreement or Award Program; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform nor bound by any past practices and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

3.5 Delegation. The Committee may authorize individuals other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan, provided, however, the delegation of authority to grant Awards shall be limited to grants by the Chief Executive Officer of the Company to newly hired employees, or to respond to special recognition or retention needs, and any such grants shall be limited to eligible Participants who are not subject to Section 16 of the Exchange Act. The delegation of authority shall be limited as follows: (a) with respect to individuals who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) the maximum number of Shares covered by Awards which may be granted by the Chief Executive Officer within any calendar year period shall not exceed Two Hundred Fifty Thousand (250,000); and (c) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision. Any individual to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.

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3.6 Limits on Incentive Stock Options. Up to one hundred percent (100%) of the shares of Stock reserved for issuance pursuant to Awards are permitted (but are not required) to be issued pursuant to Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

ARTICLE 4. TERMS OF AWARDS

4.1 Terms and Conditions of All Awards.

(a) Number of Shares. The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3.2 as to the total number of shares available for grants under the Plan and subject to the limits in Sections 3.5 and 3.6.

(b) Award Agreement or Program. Each Award will be evidenced either by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Notwithstanding the foregoing, with permissible exceptions for death, Disability, retirement, an involuntary termination of service, extraordinary corporate events such as a Change in Control, or other extenuating circumstance, as may be set forth by the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may subsequently determine, whether evidenced by an Award Agreement or Award Program, each Award shall provide that vesting shall be conditioned upon the provision of a minimum period of service of no less than one (1) year, measured from the date of the Award’s grant or the satisfaction of performance criteria measured over a performance period of no less than one (1) year; provided, however, that up to five percent (5%) of the Maximum Plan Shares may be subject to Award Agreements and/or Award Programs without being subject to either such a vesting condition or performance criteria. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

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(c) Date of Grant. The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Stock covered by the Award (or formula for determining the same), and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of the Award.

(d) Tandem Awards. Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award, subject to Section 3.2 and with consideration for any tax implications under Code Section 409A. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e) Non-Transferability. Awards and rights under Awards are not saleable, transferable, alienable or assignable except by will or by the laws of descent and distribution, and each Award and each Award and right under an Award is exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution applicable to the Participant; provided, however, that the Committee may allow a Participant to designate a beneficiary or beneficiaries in the manner determined by the Committee to exercise the rights of a Participant with respect to an Award upon the death of a Participant; provided, further, the Committee may waive any of the provisions of this Section or provide otherwise as to any Awards other than Incentive Stock Options. A permitted beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant, shall be subject to all terms and conditions of the Plan and any Award Agreement or Award Program applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(f) Deferrals. The Committee may establish rules and procedures to permit or require a holder of an Award to defer recognition of taxable income upon the vesting or settlement of an Award with consideration for any tax implications under Code Section 409A, including the following rules:

(1) A Participant may elect to defer settlement of such an Award by making a valid, irrevocable election prior to: (i) six months before the end of the applicable performance period if it qualifies as “performance based compensation” (within the meaning of Code Section 409A), provided that such election is made before the amount of the compensation is readily ascertainable, or (ii) in any other case, thirty (30) days following the date of its grant, provided that the election is made at least twelve (12) months in advance of the earliest date on which the Award may otherwise vest (disregarding for this purpose any accelerated vesting that may occur as a result of death, a “disability” (within the meaning of Code Section 409A), or a “change in the ownership or effective control or in the ownership of a substantial portion of the assets of the corporation” (within the meaning of Code Section 409A)).

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(2) A Participant may elect to have such Award settled at such time(s) or upon such event(s) as the Committee may allow provided such time((s) and event(s) are permitted pursuant to Code Section 409A.

(3) Notwithstanding the foregoing, with respect to a Participant who, as of the date of the Participant’s Separation from Service, is a “specified employee” within the meaning of Code Section 409A and the Treasury regulations and other guidance thereunder, any settlement of a deferred Award on account of the Participant’s Separation from Service may not be made earlier than six (6) months following such Participant’s Separation from Service, except that in the event of any Participant’s earlier death, such deferred Award shall be paid within thirty (30) days after the Company receives notice of the Participant’s death.

(4) The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in Code Section 409A(a)(1)(B) to any Award deferred hereunder.

(5) Awards deferred pursuant to this Section 4.1(f) shall continue to be credited with the number of shares of Stock subject to the Award that are being deferred and shall be settled in the same form as provided for in the applicable Award Agreement or Award Program.

(g) Modifications after Grant. After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award (including without limitation, accelerating vesting and/or the time for payment or exercise, or curtailing the period for exercise upon a Change in Control), except to the extent that such modification (i) would be inconsistent with other provisions of the Plan, (ii) would adversely affect the rights of a Participant under the Award in a manner not permitted by the Plan, or (iii) would be inconsistent with other provisions of the Plan; including any acceleration of the first twelve (12) months of a vesting or performance period, other than in accordance with Section 4.1(b).

(h) Offsets. In connection with the settlement of any Award, the Committee may reduce the amount of any settlement proceeds otherwise due the Participant by any then outstanding indebtedness owed by the Participant to the Company or any Affiliate; provided, however, that no offset shall be applied if the action would cause adverse tax consequences under Code Section 409A.

(i) Dividends and Dividend Equivalent Rights. In the case of dividends or Dividend Equivalent Rights granted with respect to shares of Stock subject to an Award Agreement or Award Program that is subject to vesting, based on the completion of a period of service, the achievement of Performance Goals or other performance criteria, and/or otherwise, such dividends or Dividend Equivalent Rights, as applicable, will not be paid until, and will be paid only to the extent, the Award becomes vested.

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4.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates (if any) representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s shareholders.

(a) Option Price. Subject to adjustment in accordance with Section 6.2 and the other provisions of this Section, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b) Option Term. Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted; provided, however that any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Option shall be specified in the applicable Award Agreement, but shall not exceed ten (10) years after the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Non-Qualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then, subject to maintaining the Non-Qualified Stock Option’s exemption from Code Section 409A requirements, the term of the Non-Qualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

(c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash or, if the Award Agreement provides:

(1) by delivery or deemed delivery to the Company of a number of shares of Stock owned by the Participant having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

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(2) in a cashless exercise through a broker; or

(3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a shareholder.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

(e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year may be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of a particular Award, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection, Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 4.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g) Substituting Stock Appreciation Rights. The Committee shall have the ability to substitute, without receiving Participant permission, Stock Appreciation Rights paid only in Stock (or Stock Appreciation Rights paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided, the number of shares of Stock subject to the substituted Stock Appreciation Rights are the same as for the Options, the terms of the substituted Stock Appreciation Rights are the same as the terms for the Options and the difference between the Fair Market Value per share of the underlying Stock and the Threshold Price per share of the Stock Appreciation Rights is equal to the difference between the Fair Market Value per share of the underlying Stock and the Exercise Price per share of the Options. If, in the opinion of the Committee, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

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(h) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(i) No Repricing. Except as provided in Section 6.2, without the approval of the Company’s shareholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for: (1) the grant of a new Option having an Exercise Price below that of the Option that was surrendered; (2) Stock; (3) cash; or (4) any other Award.

4.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price (the “Threshold Price”) which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. Subject to adjustment in accordance with Section 6.2, the Threshold Price per share of Stock attributable to a Stock Appreciation Right must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Stock Appreciation Right is granted. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right shall be eligible for dividends or Dividend Equivalent Rights.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the excess of (1) the Fair Market Value of the number of shares of Stock attributable to the Stock Appreciation Right over (2) the Threshold Price, in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b) Stock Appreciation Right Term. Any Stock Appreciation Right granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then subject to maintaining the Stock Appreciation Right’s exemption from Code Section 409A requirements, the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement. The term of any Stock Appreciation Right shall be specified in the applicable Award Agreement.

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(c) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

(d) No Repricing or Buyouts. Except as provided in Section 6.2, without the approval of the Company’s shareholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for: (1) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered; (2) Stock; (3) cash, or (4) any other Award.

4.4 Terms and Conditions of Stock Awards. A Stock Award shall entitle a Participant to receive a designated number of shares of Stock. At the time of the grant, the Committee will determine the factors which will govern the number of the Stock Award, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to retention of the Award. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded, determined at the date of grant, in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

(a) Issuance. Stock Awards shall be issued by the Company in shares of Stock.

(b) Conditions. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares of Stock, if any, will be as the Committee provides in the Award Agreement, and the certificate (if any) for such shares will bear evidence of any restrictions or conditions, subject to Section 4.1(g).

(c) Treatment of Dividends. Any dividends payable on Stock Awards issued and outstanding shall not be paid to the recipient Participant, if at all, any earlier than the date the underlying shares of Stock become earned and/or vested.

4.5 Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of a specified number, or a percentage or multiple of a specified number, of shares of Stock at the end of a specified period, or the cash value thereof. At the time of the grant, the Committee will determine the factors which will govern the number of the Restricted Stock Units so payable, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to payment. The Committee may provide for an alternative specified number, percentage or multiple under specified conditions.

(a) Payment. Payment in respect of Restricted Stock Units may be made by the Company in shares of Stock or in cash (valued at the Fair Market Value per share of Stock as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

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(b) Conditions to Payment. Each Restricted Stock Unit award granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount based, all or in part, upon achievement of Performance Goals. The Performance Unit Award shall be equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Unit Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternative base value for each unit or an alternative percentage or multiple under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.7 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company shareholders of record during the period such rights are effective. Dividend Equivalent Rights may be granted in connection with other Awards but may not be granted in connection with an Option or a Stock Appreciation Right. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

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(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.8 Cash Awards. In addition to Dividend Equivalent Rights, the Committee may, at any time and in its discretion, grant to any Participant the right to receive a cash amount, at such time, in such amount and subject to such terms and conditions as determined by the Committee in its discretion.

ARTICLE 5. RESTRICTIONS ON STOCK

5.1 Escrow of Shares. Any shares of Stock issued under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate. If a Stock certificate is issued with respect to Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that such certificate will be held by a custodian designated by the Committee (the “Custodian”), who for the term specified in the applicable Award Agreement or Award Program, will have the full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that shares of Stock remain subject to forfeiture, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held.

5.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan until such shares are vested except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

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ARTICLE 6. GENERAL PROVISIONS

6.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award pursuant to such procedures as the Committee may establish. A Participant may pay the tax withholding obligation in cash, or, if the applicable Award Agreement or Award Program provides, a Participant may be permitted, or may be required, to have the tax withholding arising from exercise or payment of the Award satisfied by having the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, by tendering back to the Company, a number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the tax withholding obligation (after taking into account any withholding in cash required because only whole shares of Stock can be withheld or tendered), at tax withholding rates determined by the Company to be required, or in the Company’s sole discretion, permitted, but not in excess of the maximum statutory tax rates in the applicable jurisdiction.

6.2 Changes in Capitalization; Merger; Liquidation.

(a) Equity Restructuring. The number and kind of shares of Stock reserved for the grant of Awards; the number and kind of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option; the Threshold Price of each outstanding Stock Appreciation Right; the specified number and kind of shares of Stock to which each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Stock Appreciation Right and Stock Award pertains; and the total number of shares of Stock covered by Awards granted by the Chief Executive Officer in any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b) Other Changes in Capital Structure. Notwithstanding any other provision of the Plan to the contrary, in the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards by the Company or by a third party, the settlement of any Award in cash or cash equivalents, the acceleration of Awards, the removal of restrictions on outstanding Awards, other adjustments to outstanding Awards or the termination of outstanding Awards in exchange for the cash value, if any, determined in good faith by the Committee of the vested and/or unvested portion of the Awards, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. The Committee may also use the Plan to assume awards not originally granted under the Plan. Any adjustment pursuant to this Section 6.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

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(c) Substitution. Any adjustment described in this Section may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d) Plan is not a Limit on Company Powers. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6.3 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent. All Awards under the Plan are intended to be exempt from or in compliance with Code Section 409A and must be construed in such manner to effectuate that intent. If an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would cause an Award to fail to satisfy or be exempt from Code Section 409A, then unless the Committee provides otherwise, such Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result, and the related provisions of the Award Agreement, Award Program or Plan will be deemed modified, or, if necessary, suspended to comply with or be exempt from Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding anything in the Plan, an Award Agreement, an Award Program, or any other agreement (written or oral) to the contrary, if Participant is a “specified employee” (within the meaning of Code Section 409A) on the date of Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code, and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant’s Separation from Service, or (ii) the date of the Participant’s death. Upon the expiration of the applicable six-month period under Section 409A(a)(2)(B)(i) of the Code, all payments so deferred will be paid to the Participant (or the Participant’s estate, in the event of the Participant’s death) in a lump sum payment. Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.

6.4 No Representations or Covenants. Although the Company may endeavor to structure an Award to receive favorable U.S. or foreign tax treatment (e.g., under Code Section 422) or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment.

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6.5 Right to Terminate Employment or Service. Nothing in the Plan or in any Award confers upon any Participant the right to continue as an employee, officer, director, or other service provider of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

6.6 Non-Alienation of Benefits. Other than as provided herein, no Award under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such Award may, prior to settlement and receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

6.7 Conditions and Restrictions upon Stock subject to Awards. The Committee may provide that shares of Stock issued under an Award shall be subject to such further restrictions, conditions and limitations as the Committee in its discretion may specify at the time of granting the Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant of any Shares issued under an Award, including without limitation: (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (d) provisions requiring shares of Stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

6.8 Compliance with Laws. The granting of awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company’s securities are listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan before:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) completion of any registration or other qualification of the shares of Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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6.9 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

6.10 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

6.11 Clawback. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

6.12 Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Termination of Employment; available methods or exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificate or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

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6.13 Indemnification. Subject to requirements of New Jersey law, each person who is or shall have been a member of the Board of Directors, or a committee appointed by the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 3.5, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against him, provided such person such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability, or expense is a result of such person’s own willful misconduct or except as expressly provided by Delaware law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.14 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors (a) may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities, stock exchange rules, or other applicable laws, and (b) shall obtain shareholder approval for any amendment to the Plan that, except as provided in Section 6.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available under the Plan, or would otherwise require shareholder approval under the rules of the applicable stock exchange. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award. Any termination of the Plan involving the accelerated settlement of Awards subject to the provisions of Code Section 409A shall be effected in accordance with the requirements of Code Section 409A, including Treasury Regulation Section 1.409A-3(j)(4)(ix) or any successor guidance.

6.15 Shareholder Approval. The Plan must be submitted to the shareholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.

6.16 Choice of Law. The laws of the State of New Jersey shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict or choice of laws that might otherwise refer to the laws of another jurisdiction.

6.17 Effective Date of Plan. The Plan will become effective June 3, 2021, the date of annual meeting of the Company’s shareholders (the “Effective Date”), subject to approval of the Plan by the Company’s shareholders.

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WIRELESS TELECOM GROUP, INC.

By:	/s/ Michael Kandell

Title:	Chief Financial Officer

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PROXY

WIRELESS TELECOM GROUP, INC.

25 EASTMANS ROAD, PARSIPPANY, NEW JERSEY 07054

This Proxy is Solicited on Behalf of the Board of Directors

of Wireless Telecom Group, Inc.

The undersigned hereby appoints Messrs. Tim Whelan and Michael Kandell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Wireless Telecom Group, Inc. held of record by the undersigned on April 16, 2021, at the Annual Meeting of Shareholders to be held on June 3, 2021 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for director; FOR the approval of the 2021 Long-Term Incentive Plan; FOR the adoption of the advisory resolution approving the compensation of the Company’s named executive officers; and FOR the ratification of the appointment of PKF O’ Connor Davies, LLP as Wireless Telecom Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2021.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except

		________	________	__________

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of the nominee(s) on the line below:

Nominees

01	ALAN L. BAZAAR	02	C. SCOTT GIBSON

03	MITCHELL HERBETS	04	JENNIFER FRITZSCHE

05	TIMOTHY WHELAN	06	MICHAEL MILLEGAN

07	ALLAN D.L. WEINSTEIN

The Board of Directors recommends you vote FOR the following proposals:

2	Approval of the 2021 Long-Term Incentive Plan.

	FOR:	[ ]

	AGAINST:	[ ]

	ABSTAIN:	[ ]

3.	Advisory resolution approving the compensation of the Company’s named executive officers.

	FOR:	[ ]

	AGAINST:	[ ]

	ABSTAIN:	[ ]

4.	Ratification of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

	FOR:	[ ]

	AGAINST:	[ ]

	ABSTAIN:	[ ]

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please indicate if you plan to attend this meeting	Yes [ ]	No [ ]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer or partner.

Signature	Date	Signature (Joint Owners)	Date